UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

Intra-Asia Entertainment Corporation (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-75297 (Commission file number)	87-0616524 (IRS employer I.D. No.)

1111 Corporate Center Road, Suite 203B Monterey Park, CA 91754 (Address of principal executive offices)

(323) 261-0078
(Registrant's telephone number, including area code)

GloTech Industries, Inc. 2153 SE Hawthorne Road Gainesville, FL 32641
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1-Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

     On December 19, 2003, Intra-Asia Entertainment Corporation (formerly known as GloTech Industries, Inc.), a Nevada corporation (the "Registrant"), Intra-Asia Entertainment Corporation, a Delaware corporation ("IAEC"), and certain shareholders of IAEC (the "IAEC Shareholders"), executed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby the Registrant agreed to acquire not less than 2,550,189 common shares of IAEC, which represented approximately 91% of the outstanding shares of common stock of IAEC, in exchange for up to 56,000,000 shares of restricted common stock of the Registrant, or 100% of the post-Reorganization Agreement issued and outstanding securities of the Registrant. This share exchange takes into account the reverse split of the Registrant's then issued and outstanding shares of common stock at a 1-for-5.37 ratio.

     At the time the Reorganization Agreement was executed, a number of conditions precedent to its effectiveness had not been met. Effective as of September 30, 2004, the parties executed an addendum to the Reorganization Agreement, which confirmed the satisfaction of all conditions precedent and declared the reorganization effective as of September 30, 2004 and the reverse split of the Registrant's common stock effective as of January 2, 2004. The combination of these entities was treated as a reorganization and capitalization for accounting purposes, and IAEC is now a majority-owned subsidiary of the Registrant. A more detailed description of this transaction appears in Item 5.01, below.

SECTION 2-FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

     a.     In March 2003, IAEC, a majority-owned subsidiary of the Registrant, offered for sale pursuant to a Private Placement Memorandum up to 3,077 units for a maximum offering of $2,000,050, at $650 per unit, comprised of a Convertible Promissory Note and a Class A Warrant to purchase 1,000 shares of IAEC common stock at $0.90 per share. The Notes provide for interest payable quarterly at 8% per annum and are convertible at any time into IAEC common stock at a ratio of one share of IAEC common stock for each $0.65 in outstanding principal and accrued interest. The Warrants expire five years from the date of their issuance. Both securities provide registration rights and contain anti-dilution provisions. Approximately 209 units, for an aggregate of $136,045, were sold in this offering. The Notes became due and payable on December 31, 2003. On February 20, 2004, the Registrant offered to convert the Notes into Registrant common stock at a ratio of one share of Registrant common stock for each $0.28 in outstanding principal and accrued interest, and to make the Warrants exercisable for Registrant common stock at a price of $0.38 per share. None of the Notes were converted, or the Warrants exercised, under these terms. In June 2004, certain investors and the Registrant entered into separate settlement agreements, pursuant to which the Registrant returned to each such investor the principal amount of his investment in exchange for the cancellation of the investor's Note and Warrant. As of June 30, 2004, the following Notes and Warrants remained outstanding:

Investor	Principal Amount of Note(1)	Number of Shares for which Warrant is Exercisable
Maurice Esformes	$11,960	18,400
James H. Miller	$19,500	30,000
Robert Blount	$13,000	20,000
Douglass P. Zmolek	$13,000	20,000
Andrew J. Leccese	$9,750	15,000
Patrick Drake	$10,270	15,800
Jeffrey Grossman	$14,950	23,000
TOTAL	$92,430	142,200

(1) As of June 30, 2004

In July 2004 and October 2004, certain of the above investors and the Registrant entered into separate settlement agreements, pursuant to which the Registrant returned to each such investor the principal amount of his investment in exchange for the cancellation of the investor's Note and Warrant. As of November 11, 2004, the following Notes and Warrants remained outstanding:

Investor	Principal Amount of Note	Number of Shares for which Warrant is Exercisable
Maurice Esformes	$11,960	18,400
James H. Miller	$19,500	30,000
Jeffrey Grossman	$14,950	23,000
TOTAL	$46,410	71,400

For further discussion of this offering, see Note 8 of Notes to Consolidated Financial Statements in Item 9.

     b.      On October 16, 2003, the Registrant executed a Promissory Note, in the original principal amount of $50,000, in favor of UTEK Corporation. The Note accrued interest at 12% and was due and payable in its entirety on or before October 17, 2004. The Registrant issued the Note as partial compensation for consulting services. On July 29, 2004, the Registrant and UTEK Corporation entered into a settlement agreement, pursuant to which UTEK agreed to forgive all amounts outstanding under the Note in exchange for 125,000 shares of Registrant common stock.

     c.      On December 10, 2003, the Registrant issued Stock Purchase Warrants and 12% Secured Convertible Debentures to each of AJW Partners, LLC, AJW Offshore, LTD., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "NIR Group") in an effort to raise working capital. The Warrants were exercisable at any time before five years from the date of their issuance and entitled the NIR Group to purchase, in the aggregate, 111,732 shares (post 5.37 to 1 reverse stock split) of Registrant common stock. The Registrant issued the Debentures in the aggregate principal amount of $200,000, with an interest rate of 12% per annum and a maturity date of December 10, 2004. On August 16, 2004, prior to the maturity date of the Debentures, the NIR Group and the Registrant entered into an agreement on August 16, 2004, pursuant to which the Stock Purchase Warrants and Secured Convertible Debentures were cancelled and the NIR Group received payments totaling $230,000.

     d.      On December 19, 2003, the Registrant executed a Promissory Note, dated December 19, 2003, to and in favor of ValueRich, Inc., in the original principal amount of $250,000. The Registrant issued the Note as partial compensation for consulting services rendered by ValueRich to IAEC in connection with the reorganization described in Item 1.01. Joseph Visconti, the Registrant's Chief Executive Officer, is the President, a director, and owns approximately 60% of the outstanding shares, of ValueRich. The Note did not bear interest and matured on March 1, 2004. In May 2004, the Registrant wired $150,000 to an escrow account pursuant to an escrow agreement among all relevant parties to solve the undisclosed liabilities of the Registrant, and in June 2004, the Registrant paid $100,000 directly to ValueRich in exchange for the cancellation of the Note. For further discussion of this Note, see Note 11 of Notes to Consolidated Financial Statements in Item 9.

     e.      Pursuant to a Private Placement Memorandum dated January 15, 2004, the Registrant offered for sale in Taiwan up to 100 convertible promissory notes, for a maximum offering of $2,000,000, at $20,000 per Note. The principal amount of each Note, including interest thereon at 8% per annum, is due and payable on or before March 31, 2006. Each Note is convertible at any time into Registrant common stock at a ratio of one share of Registrant common stock for each $0.50 in outstanding principal and accrued interest. The Notes contain anti-dilution provisions. On January 15, 2004 and February 11, 2004, the Registrant sold 12 and 5 notes, respectively, for gross proceeds of $340,000, to the following investors:

Investor	Principal Amount of Note	Convertible into the following number of Shares of Registrant Common Stock
Ya Huei H. Lee	$100,000	200,000
Chi Tsun Chuang	$240,000	480,000
TOTAL	$340,000	680,000

On May 18, 2004, each of the above Notes was converted into Registrant common stock, for an aggregate of 680,000 shares.

     On April 14, 2004 and May 3, 2004, the Registrant sold 4 and 25 notes, respectively, for gross proceeds of $580,000, to the following investors:

Investor	Principal Amount of Note	Convertible into the following number of Shares of Registrant Common Stock
Liu Fan Chiang Hsiu-Ying	$40,000	80,000
Wan-Jung Chen	$60,000	120,000
Lei-Yen Wu Hung	$100,000	200,000
Li-Jung Lee	$50,000	100,000
Ping-Chen Wu	$130,000	260,000
Chao Shu-O Hsu	$80,000	160,000
Yu-Cheng Hsu	$40,000	80,000
Jung Feng Tsao & Yu-Cheng Su	$40,000	80,000
George Kao & Weng Sam Yueh	$20,000	40,000
Walt Chiu & Ruby T. Kao	$20,000	40,000
TOTAL	$580,000	1,160,000

     Each of the investors in the above tables maintains the right to rescind his investment. If any investor elects to exercise this right, the Registrant would be required to rescind the investment, and return to the investor the original principal amount of his investment, plus interest thereon. In the event that any or all of the investors elect to rescind their investments, there is no guarantee that the Registrant would have sufficient capital available to repay the investments in their entirety. For further discussion of this offering, see Note 8 of Notes to Consolidated Financial Statements in Item 9.

     f.      In January 2004, the Registrant offered for sale pursuant to a Private Placement Memorandum up to 36 units for a maximum offering of $1,008,000, at $28,000 per unit, comprised of a Convertible Promissory Note and a Class A Warrant to purchase 100,000 shares of Registrant common stock at $0.38 per share. The Warrants expire on March 31, 2006 and provide registration rights and contain anti-dilution provisions. The Notes provide for 8% interest per annum, are payable in full on or before March 31, 2005 and contain anti-dilution provisions. Three-fourths of one unit, for an aggregate of $21,000, was sold in this offering to Mr. Jeffrey A. Grossman. However, the Note issued to Mr. Grossman contained several clerical errors, and as a result contained a maturity date of March 31, 2006, and was convertible into common stock of IAEC. Mr. Grossman was offered the opportunity to rescind his investment in full, but elected to reject this right in exchange for an agreement by the Registrant to issue to Mr. Grossman a new Note, effective as of February 16, 2004, containing a maturity date of March 21, 2005, as provided in the Private Placement Memorandum. In addition, Mr. Grossman agreed to the assignment of this Note, including the rights of payment and conversion thereunder, to the Registrant in order that the common stock into which the Note was convertible may be tradable on a securities exchange or in the over-the counter-market.

     g.      On February 17, 2004, IAEC issued to ValueRich a Warrant to purchase up to 4,000,000 shares of Registrant common stock at $0.30 per share, as partial compensation for consulting services rendered to IAEC in connection with the reorganization described in Item 1.01 by ValueRich, its affiliate, J. Stephen & Company, Inc., and its associate, CCC Interests Limited. The Warrant also provided for the purchase of up to 2,000,000 shares of Registrant common stock at $0.30 per share, provided the Registrant received gross proceeds of not less than $500,000 from a European offering. The Registrant never consummated the European offering. Joseph Visconti, the Registrant's Chief Executive Officer, is the President, a director, and owns approximately 60% of the outstanding shares, of ValueRich. Mr. Visconti is also the President, a director, and owns approximately 20% of the outstanding shares, of J. Stephen & Company, Inc. The issuance of the Warrant to ValueRich was not authorized by the Board of Directors of the Registrant. Effective as of August 2, 2004, the Registrant and ValueRich agreed to cancel the Warrant in consideration of the issuance by the Registrant of the Warrants to J. Stephen & Company, Inc. and CCC Interests Limited described in Items 2.03.h. and 2.03.i., below. The issuance of the Warrants to J. Stephen & Company, Inc. and CCC Interests Limited was authorized by the Board of Directors of the Registrant.

     h.      Effective as of August 2, 2004, the Registrant issued to J. Stephen & Company, Inc., an affiliate of ValueRich, Inc., a Stock Purchase Warrant to purchase 1,600,000 shares of Registrant common stock at $0.35 per share. The Warrant was issued in consideration of the agreement by ValueRich to cancel the warrant previously issued in its name, as further described in Item 2.03.g., above. The Warrant is exercisable in whole or in part and expires on August 2, 2009. In addition to registration rights, the Warrant provides anti-dilution protections.

     i.      Effective as of August 2, 2004, the Registrant issued to CCC Interests Limited, an associate of ValueRich, Inc., a Stock Purchase Warrant to purchase 1,600,000 shares of Registrant common stock at $0.35 per share. The Warrant was issued in consideration of the agreement by ValueRich to cancel the warrant previously issued in its name, as further described in Item 2.03.g., above. The Warrant is exercisable in whole or in part and expires on August 2, 2009. In addition to registration rights, the Warrant provides anti-dilution protections.

SECTION 3-SECURITIES AND TRADING MARKETS

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On January 3, 2004, the Registrant received notice from the OTC Bulletin Board that, because the Registrant failed to timely file a Form 8-K, the Registrant was not in compliance with OTCBB Rule 6530, which requires members to remain current in their reporting obligations pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. On January 6, 2004, the Registrant filed with the Securities and Exchange Commission a Form 8-K, bringing the Registrant into compliance with OTCBB Rule 6530.

     The Registrant's common stock is eligible to be traded in the over-the-counter market and quotations are published on the OTC Bulletin Board under the symbol "IRAE" and in the National Quotation Bureau, Inc. "pink sheets" under Intra-Asia Entertainment Corporation. Inclusion on the OTC Bulletin Board permits price quotations for the Registrant's shares to be published by such service.

     On November 3, 2004, the last reported sale of our common stock on the OTC Bulletin Board was $0.19 per share. As of November 11, 2004, there were approximately 160 holders of record of the Company's common stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers.

     The following table sets forth the range of high and low bid prices of the Registrant's shares for the periods indicated, as reported by the OTC Bulletin Board. These prices represent prices between dealers, do not include retail markups, markdowns or commissions and do not represent actual transactions.

	High	Low
October 1, 2004 through November 11, 2004	$0.32	$0.19
July 1, 2004 through September 30, 2004	$0.73	$0.28
April 1, 2004 through June 30, 2004	$1.01	$0.45
January 1, 2004 through March 31, 2004	$2.25	$0.63
October 1, 2003 through December 31, 2003	$4.18	$0.48
July 1, 2003 through September 30, 2003	$4.73	$1.71
April 1, 2003 through June 30, 2003	$13.43	$3.16
January 1, 2003 through March 31, 2003	$16.11	$12.61

     The following table lists the average bid and ask prices for the Registrant's common stock from October 1, 2002 through March 31, 2003, as provided by the National Quotation Bureau, LLC. These prices represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

	Closing Bid		Closing Ask
	High	Low	High	Low
March 21, 2003 through March 31, 2003 (after 2-for-1 split)	2.25	0.20	2.75	2.75
January 2, 2003 through March 21, 2003	0.25	0.15	None	None
October 1, 2002 through December 31, 2003	0.50	0.15	None	None

Item 3.02     Unregistered Sales of Equity Securities

     The Registrant sold the following securities without registration under the Securities Act of 1933 (the "Securities Act"):

Date	Title	Amount	Aggregate Offering Price	Consideration Received(1)(2)
March 2003	Convertible Promissory Notes and Class A Warrants(3)	209 Units	$2,000,050	$136,045
October 16, 2003	Common Stock, $0.001 par value per share(4)	125,000 shares	NA	$54,701
December 10, 2003	Stock Purchase Warrants and 12% Secured Convertible Debentures(5)	4 Units	$200,000	$200,000
January - May, 2004	Convertible Promissory Notes(6)	46 Notes	$2,000,000	$920,000
January 2004	Convertible Promissory Notes and Class A Warrants(7)	100 Units	$2,000,000	$21,000
February 17, 2004	Stock Purchase Warrant(8)	4,000,000 Shares	NA	$100,000
August 2, 2004	Stock Purchase Warrant(9)	1,600,000 Shares	NA	$50,000
August 2, 2004	Stock Purchase Warrant(10)	1,600,000 Shares	NA	$50,000

(1) No discounts or commissions were paid in connection with the sale of above-listed securities.
(2) Each of the above-listed securities was sold in reliance on the exemptions provided by Sections 3(b) and 4(2) of the Securities Act.
(3) See Item 2.03(a), above, for the terms of the securities. A total of twelve investors participated in this offering.
(4) See Item 2.03(b), above, for the terms of the securities sold.
(5) See Item 2.03(c), above, for the terms of the securities sold. A total of four investors participated in this offering.
(6) See Item 2.03(e), above, for the terms of the securities sold. A total of fourteen investors participated in this offering.
(7) See Item 2.03(f), above, for the terms of the securities sold. A total of one investor participated in this offering.
(8) See Item 2.03(g), above, for the terms of the securities sold. The consideration received reflects an estimate of the consulting services rendered to IAEC by ValueRich, Inc. A valuation of these services was not performed. A total of one investor participated in this offering.
(9) See Item 2.03(h), above, for the terms of the securities sold. The consideration received reflects one-half of the estimate of the consulting services rendered to IAEC by ValueRich, Inc. A valuation of these services was not performed. A total of one investor participated in this offering.
(10) See Item 2.03(i), above, for the terms of the securities sold. The consideration received reflects one-half of the estimate of the consulting services rendered to IAEC by ValueRich, Inc. A valuation of these services was not performed. A total of one investor participated in this offering.

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01     Changes in Control

     Pursuant to the Reorganization Agreement described in Item 1.01, above, effective as of September 30, 2004, the Registrant acquired IAEC. The consideration exchanged under the reorganization was negotiated at "arms length," and the sole director of the Registrant used the following criteria in evaluating whether the Reorganization should be completed: (i) the relative value of the assets of the Registrant in comparison to those of IAEC; (ii) the present and past business operations of IAEC; (iii) the future earning potential of IAEC; (iv) the management of IAEC; and (v) the potential benefit to the shareholders of the Registrant. The sole director of the Registrant determined, in his good faith judgment, that the consideration for the exchange was reasonable under these circumstances. The Registrant did not employ any independent appraiser or investment banker to provide any opinion of fairness or valuation.

     No director, executive officer or five percent or more shareholder of the Registrant had any direct or indirect interest in IAEC or the IAEC Shareholders prior to the completion of the reorganization; similarly, no nominee for director, IAEC Shareholder or beneficial owner of any IAEC Shareholder had more than a nominal interest in the Registrant prior to the closing of the reorganization. The source of consideration used by the Registrant to acquire IAEC was the exchange of common stock of the Registrant for common stock held by shareholders of IAEC.

     On January 2, 2004, a reverse split of the Registrant's then issued and outstanding common stock was effected at a ratio of 5.37 previously outstanding shares for one issued and outstanding share, and all computations take into account the reverse stock split.

     By virtue of (i) the percentage of the Registrant acquired under the terms of the Reorganization Agreement by the IAEC Shareholders and (ii) the provisions of the Reorganization Agreement that required the resignation of the pre-Reorganization Agreement directors of the Registrant and the appointment of new directors of the Registrant by the IAEC Shareholders, the consummation of the Reorganization Agreement may be deemed to have involved a "change of control." The primary bases of the "control" by the IAEC Shareholders are stock ownership and management positions.

     In order to consummate the transaction under the Reorganization Agreement, the Registrant was required to: (i) have appointed Stanley Wu, Duo Wang and Davisson Wu as the members of the Board of Directors of the Registrant, with the concurrent resignation of Heinz Fraunhoffer as the sole member of the Board; (ii) have appointed the persons listed below as officers with the concurrent resignation of Heinz Fraunhoffer as the sole officer; (iii) amend its Articles of Incorporation to change its name to Intra-Asia Entertainment Corporation; (iv) effect a 5.37 for one reverse stock split of its outstanding common stock prior to the share exchange resulting in approximately 5,100,000 shares outstanding in comparison to 27,398,571 prior to the reverse stock split; (v) issue, pro rata, an aggregate of up to 56,000,000 shares of its common stock for 100% of the outstanding shares of IAEC at an exchange ratio of 20 shares of Registrant common stock for each share of IAEC common stock resulting in approximately 61,100,000 shares of the Registrant being outstanding immediately after the share exchange; (vi) increase its number of authorized shares of common stock to 150,000,000; and (vii) have IAEC pay up to $10,000 in expenses related to the Reorganization Agreement and the remainder to be the responsibility of the Registrant.

     Prior to the transaction, there were 27,398,571 shares of the Registrant's common stock outstanding. Immediately following the transaction, there were approximately 61,399,000 post share exchange outstanding shares of common stock (allowing for rounding of fractional shares).

     Effective December 19, 2003, the Registrant amended its Articles of Incorporation to change its name to "Intra-Asia Entertainment Corporation" and subsequently obtained a new Cusip Number and OTC Bulletin Board Symbol (IRAE) for such name.

     Immediately following the share exchange, the directors and officers of the Registrant were as follows:

Name	Age	Position
Stanley Wu (1)	71	Director, President and Chief Executive Officer
Duo Wang (2)	44	Director and Chief Financial Officer
Davisson Wu (3)	41	Director and Secretary

(1) Mr. Stanley Wu is the founder and Chairman of the Jimswood Group of companies in California, which have holdings and joint venture interests in Japan, China, Mexico and the United States. In connection with Jimswood Group and its subsidiaries and affiliated companies, Mr. Stanley Wu was involved in the development, ownership and management of hotels and other properties in the travel and leisure industry. Mr. Stanley Wu was educated in Taiwan and Japan and holds a degree from Waseda University in Japan. He is fluent in the English, Japanese and Chinese languages.
(2) Mr. Duo Wang has served as a member of the Board of Directors of IAEC since August 1999 and as its Chief Financial Officer since November 2001. He has been Vice President of Business Development at Weifang Neo-Luck (Group) Corporation since October 1999 and served as Manager of the Finance Department of Weifang Neo-Luck (Group) Corporation from January 1999 to September 2000. Mr. Wang has also served as a director of Weifang Fuhua Amusement Park Co., Ltd. since October 1991. Weifang Neo-Luck (Group) Corporation, a strategic partner in Weifang Fuhua Amusement Park, has diverse business interests in foreign trade, tourism, light industry, marble products, plastics and financial services.
(3) Mr. Davisson Wu has been the President of Shandong Jimswood Industrial Co., Ltd., a Chinese stone care and polishing products company, since 1994. He has been a member of the Board of Directors of IAEC since November 1997 and has served as Secretary since November 2000. Previously, Mr. Davisson Wu was President of Jimswood Investment & Development Co. He is currently a director of Yuhui Investment Management Co., a Hong Kong-based investment company. Mr. Davisson Wu is a graduate of UCLA with a BA in Economics and a Master's Degree from the UCLA School of Architecture & Urban Planning. He was also awarded an MBA degree from Barrington University.

     The Reorganization Agreement contains certain mutual representations and warranties of the parties, including among others, (i) delivery requirements of audited financial statements; property descriptions; liens; leases and contracts; loan documents; required consents; charter documents; shareholder; warrant holder and option holder lists; litigation list; tax returns; salary schedules; subsidiary lists; union and other employee contracts, licenses, and customer lists; (ii) due organization; (iii) due authorization of the Reorganization Agreement and related transactions; (iv) absence of undisclosed liabilities; (v) tax matters; (vi) good title to assets; (vii) no litigation otherwise not disclosed; (viii) no improper payments; and (ix) accuracy of information in the Reorganization Agreement.

     The Reorganization Agreement also provided limitations on the transactions in which either party could engage prior to the consummation of the share exchange. These limitations included no dividends, sale of assets, charter amendments, equity issuances, debt incurrence, compensation increase and capital expenditures.

     The Reorganization Agreement was subject to termination by mutual written consent of the parties and by either party for the failure of the other party to satisfy its closing conditions.

     Among the closing conditions contained in the Reorganization Agreement were accuracy of representations, performance of obligations, securing of consents, absence of pending litigation, governmental approvals, due authorization of the transactions and approval of the IAEC shareholders. The Reorganization Agreement also required that the Registrant satisfy certain of its outstanding obligations prior to the Reorganization Agreement becoming effective. These obligations included, among others, those created by the transactions described in Items 2.03(b), (c) and (d), above. The Registrant experienced unexpected delays in settling these obligations and, as a result, the Reorganization Agreement did not become effective until September 30, 2004. For further discussion of the reorganization, see Note 1 of Notes to Consolidated Financial Statements in Item 9.

     The following table sets forth the current directors and officers of the Registrant:

Name	Age	Position
Stanley Wu(1)	71	Director
Duo Wang(2)	44	Director, Chief Financial Officer and Treasurer
Jun Yin(3)	44	Chairman of the Board, President and Director
James Reskin(4)	46	Director
Joseph Visconti(5)	40	Chief Executive Officer
Zhihua Wang(6)	38	Secretary

(1) See Note 1 in table above for biographical information.
(2) See Note 2 in table above for biographical information.
(3) Mr. Jun Yin has served as a director of IAEC since 1997. Mr. Yin has served as a director of Weifang Fuhua Amusement Park Co., Ltd. since August 1991 and Chairman since March 1991 and President from March 1991 to 1999 of Weifang Neo-Luck (Group) Corporation.
(4) Mr. James Reskin is a graduate of Occidental College and Northwestern University School of Law.  He practiced law with Katten, Muchin, Zavis, Pearl and Galler (now known as KMZ Rosenman) where he practiced in the area of real estate and syndications.  He acted as a correspondent lender to small life insurance companies and other funds with Mid-North Financial Services in Chicago before beginning real estate development with the firm RLB Properties, Ltd. which he founded in Louisville, Kentucky.  In addition to practicing law in his own firm, James A. Reskin & Associates since 1986, he has been providing consulting services to small businesses as a founding partner of Practical Business Concepts, LLC. Mr. Reskin holds no ownership of Practical Business Concepts, LLC.  He also helped create and was the original director of operations of the Center for eWorld Education, an innovative educational institution founded by Bellarmine University.  He served as president and later CEO of FullCircle Registry, Inc. (OTCbb: FLCR) until March 2003.
(5) Mr. Visconti served as the Secretary of the Registrant from July 7, 2004 to September 28, 2004 and is currently the Chief Executive Officer of IAEC, a majority-owned subsidiary of the Registrant. In 1991, Mr. Visconti founded Joseph Charles & Assoc., Inc. (JCA), a firm focused on the retail securities brokerage business for individual and institutional clients. Mr. Visconti was President, Chief Executive Officer and one of seven Directors, of JCA, overseeing its growth to over 400 employees in 10 different cities. Mr. Visconti also owned approximately 18% of the outstanding shares, of JCA. On November 1, 2000, JCA initiated a Chapter 11 proceeding in the Southern District of Florida (Palm Beach) Bankruptcy Court (Case #: 00-34898). Mr. Visconti is also the President, a director, and owns approximately 60% of the outstanding shares, of ValueRich, Inc., and the President, a director, and owns approximately 20% of the outstanding shares, of J. Stephen & Company, Inc.
(6) Mr. Zhihua Wang served as the Vice General Manager of Weicheng International, Inc. from December 1997 to October 2000; as the Vice Manager of the Investment Department of Weifang Neo-Luck (Group) Corporation from November 2000 to January 2001; as the Vice Manager of the Marketing Department of Weifang Neo-Luck Plastic Ltd. from February 2001 to August 2001; as the Manager of the Administrative Department of Weifang Neo-Luck (Group) Corporation from August 2001 to August 2003; and as the General Manager of Weifang Fuhua Amusement Park Co. Ltd. from August 2003 to September 2004.

     The following table sets forth the beneficial ownership, immediately prior to the January 2, 2004 share exchange (but reflective of a 5.37 for 1 reverse stock split), of (i) persons who owned more than five percent of the Registrant's common stock and (ii) the then directors and executive officers of the Registrant:

Name	Positions Held	Shares Owned	%
Utek Corporation	Stockholder	595,637	12%
Practical Business Concepts LLC	Stockholder	620,733	12%
Heinz Fraunhoffer(2)	Chief Executive Officer, Chief Financial Officer, Director	391,061	8%
	TOTAL	1,607,431	32%

     (1) Resigned as Director and officer effective December 19, 2003.

     The following table sets forth the beneficial ownership, immediately subsequent to the January 2, 2004 share exchange (but reflective of a 5.37 for 1 reverse stock split), of (i) persons who owned more than five percent of the Registrant's common stock and (ii) the then directors and executive officers of the Registrant:

Name	Positions Held	Shares Owned	%
Weicheng International	Stockholder	39,530,400	64%
Stanley Wu(1)	Chief Executive Officer, Director	0	0%
Davisson Wu(1)	Secretary, Director	0	0%
Duo Wang(1)	Chief Financial Officer, Director	0	0%
	TOTAL	39,530,400	64%

      (1) Became Officer and Director effective December 19, 2003.

     The following table sets forth the beneficial ownership, as of November 11, 2004, of (i) persons who own more than five percent of the Registrant's common stock and (ii) the current directors and executive officers of the Registrant:

Name	Positions Held	Shares Owned	%
Weicheng International	Stockholder	39,530,400	64%
Stanley Wu	Director	0	0%
Duo Wang	Director, Chief Financial Officer and Treasurer	0	0%
Jun Yin	Director and President	0	0%
James Reskin	Director	93,110	0.15%
Joseph Visconti(1)	Chief Executive Officer	1,600,000	2.58%
Zhihua Wang	Secretary	0	0%
	TOTAL	41,223,510	66.73%

(1) Mr. Visconti beneficially owns 0 shares directly and 1,600,000 shares by way of the Warrant described in Item 2.03(h), above, held by J. Stephen & Company, Inc., of which he is President, a director, and owns approximately 20% of the outstanding shares.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     As required by the Reorganization Agreement, on December 19, 2003, the Board of the Registrant appointed Stanley Wu as its Chief Executive Officer and Duo Wang as its Chief Financial Officer. Effective March 15, 2004, Stanley Wu and Duo Wang resigned their posts as Chief Executive Officer and Chief Financial Officer, respectively, and the Board of the Registrant appointed James A. Reskin as its Chief Executive Officer and Chief Financial Officer. James A. Reskin served in these capacities until September 28, 2004, when the Board of the Registrant appointed Joseph Visconti as its Chief Executive Officer and Duo Wang as its Chief Financial Officer.

     Duo Wang is 42 years old. Mr. Wang has served as a member of the Board of Directors of IAEC since August 1999 and as its Chief Financial Officer since November 2001. He has been Vice President of Business Development at Weifang Neo-Luck (Group) Corporation since October 1999 and served as Manager of the Finance Department of Weifang Neo-Luck (Group) Corporation from January 1999 to September 2000. Mr. Wang has also served as a director of Weifang Fuhua Amusement Park Co., Ltd. since October 1991. Weifang Neo-Luck (Group) Corporation, a strategic partner in Weifang Fuhua Amusement Park, has diverse business interests in foreign trade, tourism, light industry, marble products, plastics and financial services.

     Joseph Visconti is 40 years old. Mr. Visconti served as the Secretary of the Registrant from July 7, 2004 to September 28, 2004. Mr. Visconti is also the Chief Executive Officer of IAEC. In 1991, Mr. Visconti founded Joseph Charles & Assoc., Inc. ("JCA"), a firm focused on the retail securities brokerage business for individual and institutional clients. Mr. Visconti was President and Chief Executive Officer of JCA, overseeing its growth to over 400 employees in 10 different cities. Before its dissolution in November 2003, JCA was responsible for raising $250,000,000 for over 26 public and private companies. Mr. Visconti is also the President, a director, and owns approximately 60% of the outstanding shares, of ValueRich, Inc. As further described in Item 2.03.g., above, IAEC issued to ValueRich, Inc. a Warrant to purchase up to 4,000,000 shares of Registrant common stock at $0.30 per share, in exchange for consulting services rendered to IAEC by ValueRich, Inc., its affiliate, J. Stephen & Company, Inc., and its associate, CCC Interests Limited. Effective as of August 2, 2004, the Registrant and ValueRich, Inc. agreed to cancel the Warrant in consideration of the issuance by the Registrant of the warrants described in Item 1.02, above, to J. Stephen & Company, Inc. and CCC Interests Limited. Mr. Visconti is the President, a director, and owns approximately 20% of the outstanding shares, of J. Stephen & Company, Inc.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     In connection with the Reorganization Agreement described in Item 1.01, above, effective December 19, 2003, the Articles of Incorporation of the Registrant were amended to change the name of the Registrant from GloTech Industries, Inc. to Intra-Asia Entertainment Corporation.

SECTION 8-OTHER EVENTS

Item 8.01     Other Events

     a.      The Registrant's History

     The Registrant incorporated in Nevada on August 3, 1998 under the name R & R Ranching, Inc. to breed and raise bison. From December 1998 through March 26, 2003, R & R pursued breeding and ranching activities under a management agreement with Blue Sky Bison Ranch, Ltd., of Carvel, Alberta, Canada.

     In 1999, R & R Ranching filed a registration statement on Form SB-2 with the Securities and Exchange Commission. The registration became effective on September 1, 1999 and the offering closed on February 11, 2000. During the offering, R & R Ranching sold 100,000 units consisting of common stock and warrants, raising $125,000.

     R & R effected a two-for-one forward split of its $0.001 par value common stock on March 21, 2003. Shortly thereafter, on March 26, 2003, R & R entered an agreement and plan of reorganization with GloTech Industries, Inc., a Delaware corporation ("GloTech Delaware"), as reported on Form 8-K. The agreement was finalized on March 31, 2003. Under the agreement, R & R Ranching acquired 100% of the outstanding shares of GloTech Delaware in exchange for approximately 82% of R & R Ranching's outstanding common stock, making GloTech Delaware a wholly owned subsidiary of R & R Ranching. Pursuant to the agreement, the Registrant changed its name to GloTech Industries, Inc. and Heinz Fraunhoffer became the sole director and executive officer.

     GloTech Delaware was incorporated in Delaware on July 18, 2002 to design and market safety products using electroluminescent, or "EL", technology developed in conjunction with the University of Florida. Applications for this technology include products designed to enhance the safety of bicyclists, construction workers and emergency service personnel. Because of its bright, cool light, EL is usable where other light sources might create a fire hazard such as backlighting wristwatches and instrument panels in cars, boats and airplanes. Prior to the January 2004 share exchange with IAEC that the parties did not consummate until September 30, 2004, the Registrant had identified four markets that could readily utilize the EL technology: Vehicle Safety, Safety Apparel, Novelty, and Visual Enhancement/Emergency Lighting. Concurrent with the share exchange with the Registrant, GloTech Delaware ceased research and development of its EL technology. On June 29, 2004, the Registrant disposed of its discontinued EL technology business in favor of concentrating on the amusement park business.

     b.      The Registrant's Business

          1.      General

     The Registrant is the successor to IAEC and intends to continue the planned business operations of IAEC. IAEC owns an 85% interest in and manages the Weifang Fuhua Amusement Park (the "Park") in China's eastern Shandong Province. The Park is strategically located near the center of the City of Weifang and is available to the city's approximately 8,000,000 residents and Shandong Province's approximately 90 million residents. IAEC holds its equity interest in the Park through Weifang Fuhua Amusement Park Co., Ltd. (the "Joint Venture"), a Chinese joint venture organized in 1991. Weifang Neo-Luck (Group) Corporation (the "Partner"), a Chinese corporation owned by the Weifang State Asset Administration Bureau, holds the remaining 15% interest. The Partner has diverse business interests in foreign trade, tourism, light industry, marble products, plastics and financial services. It owns and manages the five-star Fuhua Hotel and two other hotels located in the vicinity of the Park. The Partner has emerged as a leading company in Shandong Province and is ranked among the largest 1000 companies in China.

     The Park has twenty-one rides, including the country's longest double-looping roller coaster, a constant-motion Ferris wheel, a water ride and a balloon drop. Attendance at the Park, which has been profitable since its opening in 1994, totaled 1,367,077 in the year ended December 31, 2003.

     Weifang Fuhua Amusement Park is the largest amusement park in Shandong Province based on acreage and number of rides. Convenient transportation via automobile, bus, train and airplane makes the Park easily accessible to visitors. The Park is approximately 270 miles from Beijing and 400 miles from Shanghai. Annual attendance at the Park increased from 998,993 in 1996 to 1,367,077 in 2003.

     IAEC's strategy is to combine an understanding of the interests of Chinese consumers with Western amusement and theme park management experience to make the Park a profitable theme park. IAEC plans to seek to increase attendance, per capita spending and revenues by:

--	completing an indoor water park to decrease seasonal fluctuations in attendance at the Park,
--	building new rides and other attractions, expanding the total size of the Park;
--	enhancing the Park's dining facilities;
--	enhancing the Park's merchandising outlets, games and product offerings; and
--	expanding the Park's marketing campaign.

     The Park began commercial operations in April 1994, providing visitors with a high-quality and affordable family-oriented entertainment experience that will be strengthened by the planned improvements. The design is intended to provide a full day of family entertainment and is divided into separate entertainment areas. Upon entering the Park, visitors walk along a quaint street, which resembles small-town America during the early part of the 20th century. At the end of the street, a French castle rises high atop an island in the middle of a lake. The Park has a wide range of rides, including amusements designed for children, a high-tech simulator ride, a double-looping roller coaster, a "big wheel" and a water flume ride. The Park also has an outdoor theater. The water park attractions, which visitors have been enjoying since 1995, are being renovated, and the water park is being turned into a large indoor water park.

     IAEC does not currently have any other business operations. United States operations have been limited to activities related to the management, development and financing of the Park and to the potential acquisition of other amusement parks in China and, possibly, in other countries. Although IAEC has a subsidiary that is incorporated in the British Virgin Islands, that subsidiary has not conducted any business operations and does not have any assets.

          2.      Operating Performance

     The following table describes the Park's operating performance by category for the years ended December 31, 2002, 2003, and the six month period ended September 30, 2004, respectively.

	2002		2003		Six Months Ended June 30, 2004
	Revenues and Attendance	Revenues per Visitor	Revenues and Attendance	Revenues per Visitor	Revenues and Attendance	Revenues per Visitor
Attendance	1,280,908		1,367,077		790,808
Revenues:
Admissions	$7,858,332	$6.13	$7,901,621	$5.78	$3,695,371	$4.67
Games	578,688	0.45	650,663	0.48	250,239	0.32
Merchandise	100,107	0.08	134,349	0.10	71,198	0.09
Seafood restaurant	770,184	0.60	718,488	0.53	512,336	0.65
Other food inside	126,667	0.10	265,073	0.19	51,081	0.06
Health center(1)	213,163	0.17	210,072	0.15
Others	17,503	0.01	59,875	0.04	19,796	0.03
Total	$9,664,644	$7.55	$9,940,141	$7.27	$4,600,021	$5.82

(1) Management closed the health center in October 2003. A new health center is planned to open inside the water park.

          3.      Attractions and Ticket Prices

     The Park has twenty-one rides, most of which were imported from Japanese and United States manufacturers. Of these twenty-one rides, eight were installed by 1994, six were acquired in 1995, two in 1996, three in 1997 and the remaining two within the past year. The Park has a wide range of rides and attractions. There are several thrill rides, including a double-looping roller coaster, a water flume ride, a big wheel that is similar to a Ferris wheel but is in constant motion, a balloon drop that simulates the experience of being in a hot air balloon and a small roller coaster known in the industry as a "Mighty Mouse," a pirate ship, rock-climbing facilities and a 4-D cinema, as well as more gentle rides and attractions including a train ride around the Park, several children's rides, a children's interactive play area, a castle for wedding receptions and an outdoor performing theater. The Park's outdoor theater offers entertainment at various times throughout the day and evening and special concerts during the peak seasons. In addition, the Park has special shows such as singing contests and fashion modeling competitions.

     Three types of multiple ride tickets are available: tickets for three park rides, at a cost of approximately $6.00; tickets for eight park rides, at a cost of approximately $7.20; and tickets for 13 park rides, at a cost of approximately $9.70. Additional individual ride tickets are available inside the Park and are priced between approximately $0.24 and $2.42. The Park offers group discounts of between 10% and 30% on a single multiple ride ticket and other seasonal discounts to improve attendance in the low season. Revenues from admissions and ride charges amounted to approximately $7.9 million for each of the years ended December 31, 2002 and 2003 and approximately $3.6 million and $ 2.4 million for the six months ended June 30, 2003 and June 30, 2004, respectively, accounting for approximately 81.3%, 79.5%, 80.4% and 51.2% of total revenues in the respective periods.

          4.      Games

     The Park offers a number of electronic games. Revenues from these games were approximately $0.58 million and $0.65 million during the years ended 2002 and 2003, respectively, and $0.25 million during the six months ended June 30, 2004. Revenues from games accounted for approximately 6.0%, 6.5% and 5.7% of total revenues during such respective periods.

          5.      Restaurants, Retail Sales and Other

     Visitors to the Park can choose from four restaurants serving a wide variety of cuisine. Fuhua Liwan Seafood Restaurant and Forest Dining Hall are two full-service restaurants that serve Cantonese, Shandong and Mandarin cuisine. Fuhua Liwan Seafood Restaurant recently underwent a $2 million expansion and renovation, which was financed primarily using revenues generated by the Park in 2003 and early 2004. The expansion doubled the original size of the restaurant to approximately 32,000 square feet, and since its completion the restaurant has experienced monthly revenues of approximately $150,000. In addition, a bar is currently being constructed adjacent to the restaurant, at a cost of $1.2 million. The Park's four fast food restaurants serve popular Chinese and American cuisine including dumplings, noodles, pizza and other Western fast food. In addition, the Park has six retail and souvenir stores. Revenues from restaurant, retail sales and other were approximately $1.8 million and $2 million in 2002 and 2003, respectively, and $887,000 and $2.2 million during the six months ended June 30, 2003 and June 30, 2004, respectively, accounting for approximately 18.7%, 20.5%, 19.6% and 48.8% of total revenues during the respective periods.

          6.      Proposed Production of Cartoon Movies

     IAEC entered into a non-binding letter of intent in 2002 with the China Film Foundation to develop, produce and distribute cartoon movies that are intended for children. IAEC plans to show the movies at the Park and, possibly at other locations.

          7.      Indoor Water Park

     In February 2001, IAEC began constructing an indoor water park to replace the existing outdoor water park. The water park occupies approximately 23,000 square meters and will be covered by a glass enclosure. The purpose of creating an indoor leisure park in a highly urban setting is to provide a year-round opportunity for guests to relax and enjoy themselves in a lush natural setting with many water features in a striking glass structure. The indoor water park has been designed to feature a 30,000 square foot sandy beach, a 71,000 square foot wave pool, water slides, swimming pools, lush landscaping, fountains and waterfalls, a sauna, a gym, water play areas, water-based entertainment shows, restaurants, eating areas, changing areas and other amenities. Construction of the water park was budgeted to cost $6.5 million and was financed by the sale of memberships and amusement park-generated cash flow. The water park is still under construction due to delays attributable to zoning changes, and is expected to open in March 2005. For further discussion of the water park, see Note 7 of Notes to Consolidated Financial Statements in Item 9.

          8.      Memberships

     The theme park offers five types of memberships ranging from an annual membership with limited membership benefits to a lifetime membership with full benefits. The five memberships are the lifetime VIP Membership, the lifetime Golden Membership, the lifetime Silver Golden Membership, the three-year Silver Membership and the Annual Membership, which cost approximately $8433, $6024, $3614, $602 and $241, respectively. The five memberships differ in length of membership period and benefits that include free or discounted admission and services at the water park, the amusement park and the Weifang Fuhua Hotel. The services include, among others, access to gyms, sauna and spas, travel arrangements and live entertainment.

          9.      Development Strategy

     IAEC believes that there is a significant difference between an amusement park and a theme park, and that a theme park offers a better opportunity for increased revenues and profits. An amusement park resembles a large carnival and consists of various rides and attractions that generally are unrelated to each other and that do not have a unifying theme. By contrast, a theme park is divided into several areas or sections, each of which has a different theme that unites its rides, restaurants, merchandise outlets and other attractions, thereby creating an attractive atmosphere and ambiance. IAEC believes that the pleasant and enriching atmosphere and ambiance of a theme park may encourage visitors to spend more time at the Park by visiting all of the Park's themed areas and to purchase more food, merchandise and ride tickets. IAEC also believes that the creation and operation of theme parks in China presents a very attractive opportunity that has not yet been exploited by any other park owner.

     Although IAEC has not yet determined the themes that will be developed at the Park, the goal is to develop themes at the Park as part of an effort to expand and improve the Park. IAEC also intends to add quality rides and attractions and to enhance the overall quality of the Park. In addition, IAEC plans to increase marketing efforts to inform residents of Shandong Province of the new features and attractions. Since 2002, IAEC has introduced new rides and plans to introduce more new rides and attractions in an effort to increase per-visitor revenues and return visits. IAEC expects that new rides and attractions may also increase the amount of time each visitor spends at the Park, with resulting increases in food, merchandise and game revenues. IAEC intends to develop an expansion plan that will focus on adding indoor "dark-rides," a new generation of thrill rides and roller coasters, and live entertainment. A dark ride is a highly themed ride such as Disney's "It's a Small World" that transports visitors through an enclosed structure by means of a boat or other vehicle.

          10.      Attendance

     IAEC believes that attendance at the Park will depend primarily upon the introduction of new rides and attractions, as well as local economic conditions, the effectiveness of management and its marketing efforts, the quality of the entertainment experience offered and the degree of competition in the area. IAEC believes a policy of periodically adding new rides and attractions may boost attendance. IAEC also believes that attendance may be further increased upon conversion of the existing amusement park into a comprehensive theme park.

     The Park is open daily from 8:30 a.m. to 10:00 p.m. during the summer and from 9:00 a.m. to 5:00 p.m. during the rest of the year. The Park experiences its highest attendance on weekends and holidays. Although the Park is open throughout the year, most of its attractions are open-air, and attendance and revenues are significantly affected by weather, the school calendar and public holidays. IAEC expects that the new year-round indoor water park may have a positive effect on seasonality.

          11.      Advertising, Marketing and Promotion

     IAEC markets and promotes the Park on a local, regional and national basis via television and newspaper advertising, informal relationships with various travel agencies and special promotional events. IAEC advertises on radio and television stations in all major metropolitan centers in Shandong and distributes flyers and other printed commercial materials in various Shandong cities. In the first nine months of 2004, IAEC spent $248,908 on advertising. In addition, IAEC periodically authorizes the country's nationwide television network, China Central Television, Shandong Provincial TV Station and neighboring cities' television stations to shoot films and special programs inside the Park. IAEC intends to continue to host movie, television and music stars in order to increase attendance and promote visitor spending in the Park. Members of the Park's sales force tour throughout Shandong Province with performers from the Park who conduct live public performances to promote the Park. The Park also receives support from the Shandong provincial and Weifang city governments and tourism bureaus.

     The Park's Sales and Marketing Department consists of 55 people, including 27 sales managers, 18 sales representatives and 10 other employees. The Park has experienced growth in attendance in every year since its opening. The sales force has established informal relationships with a number of travel agencies, including Shandong International Tourist Group, one of the largest tourist companies in China, Qingdao Chunqiu Travel Agency and Shunzheng Travel Agency. Through these travel agencies IAEC provides seasonal discounts to improve attendance in the low season. In 2003, approximately 26% of the Park's visitors made arrangements to visit the Park through park sales offices and independent travel agencies. Also important to promoting sales, the Park has benefited, and is expected to continue to benefit, from improvements to the well-developed transportation infrastructure in Shandong Province.

     The Park currently has five sales offices outside Weifang, which are located in Qingdao, Jinan, Zibo, Dongying and Yantai. In addition to selling tickets directly, these sales offices work with local tour operators to develop tour packages to the Park and promote the Park via local advertising. Most of the cities in which IAEC has sales offices are connected to the Park via recently completed highways. The Partner also owns a major local bus company that operates between Weifang and Qingdao, Dongying, Sheba and Rizhao, and arranges excursions to the Park.

          12.      Management and Employees

     IAEC directly employs twenty persons. All other employees who are associated with the Park are employed by the Partner or the Joint Venture. Through the Joint Venture, the Park employs four key managers located in Weifang. Through the Partner, the Park employs an average of 380 full-time and temporary workers, who are compensated directly by the Joint Venture. During the summer high season, the number of employees typically peaks at approximately 400 people, while during the off season employees generally number slightly over 360. Every new staff member is required to participate in a six-day training program prior to beginning work. During this training period, new staff members are educated on the history, rules and bylaws of the Park. Full-time staff receives a special three-month training program, and there are also training sessions on specific topics, including customer satisfaction, first aid and safety. IAEC believes that relations with the Park's employees are good.

     Management of the Park is divided into several departments, each department overseeing one aspect of the Park's operations such as merchandising, food and beverages and accounting. A director manages each department and reports to a vice general manager or to a general manager. A vice general manager supervises departments and reports to a general manager. IAEC sends new management personnel to overseas parks to give them firsthand knowledge of Western management techniques.

     Each department maintains a high degree of accountability, and staff bonuses are based on both departmental and individual performance. The wages paid at the Park are competitive with the local market, and currently average approximately $2,350 per year for junior employees and approximately $2,700 per year for department directors.

          13.      Maintenance and Safety

     Park maintenance personnel inspect all rides each operating day and conduct formal ride inspections on a weekly basis. The maintenance team consists of 19 technicians and employees, each of whom is required to be a qualified maintenance technician. Upon being hired, each technician receives training in operational procedures, safety inspection and routine maintenance. Periodically, some maintenance technicians are sent to Japan where they receive advanced training in safety inspection and maintenance from Japanese ride manufacturers.

     There have not been any major accidents at the Park since it opened in 1994. Although the risk of injury cannot be eliminated, management believes it is taking appropriate steps to protect guests and employees at the Park.

     The Park maintains insurance of the type and in the amounts that it believes are commercially reasonable and available to businesses in its industry, including a liability policy that covers losses on a per-accident basis and fire and extended policies which also cover the Park for malicious damage.

          14.      Competition

     Rising living standards in China have led to a greater demand for recreation and entertainment. The amusement park industry in China is highly fragmented, and there is no nationwide amusement park operator. Parks similar in size to Weifang Fuhua Amusement Park are managed by different operators. Within a park's regional market area, the principal factors affecting competition include location, price, uniqueness and perceived quality of rides and attractions, and the quality of entertainment and food the Parks offer. IAEC management believes that a sufficient variety of rides, attractions, restaurants, merchandise outlets and family orientation enable a park to compete effectively. IAEC management also believes that an amusement park is likely to succeed only if it can develop into a high-quality Western-style regional destination theme park. Based upon IAEC management's belief that most of China's amusement parks offer a very rudimentary amusement experience, IAEC management believes the Park is, and other parks that IAEC may develop may be, positioned to build market share and become major entertainment and leisure destinations in China and elsewhere.

     The Park is located in the City of Weifang in Shandong Province. Shandong Province has a population of approximately 91 million. In 2003, Shandong Province had the third-largest economy among Chinese provinces. The City of Weifang is located in north-central Shandong Province, within a 2 1/2 hour drive of some of the largest cities in the province including: Jinan, Zibo, Dongying, Qingdao and Lingyi. Weifang is also an important railway center, accommodating 5.5 million travelers per year. The majority of Weifang's suburban population lives less than half an hour from the city center. In 2003, an estimated 8,000,000 tourists visited Weifang.

     Weifang is home to a number of large companies as well as five colleges and universities. Companies include Haiyang Chemical Group, China's largest salt and alkali facility, and Weifang Huaguang Technology, an electronics manufacturer. The city is home to several universities including Bohai University, which is located approximately one mile east of the Park. Across the street from the Park, the Weifang government has constructed a large cultural museum, one of the largest in Shandong. The museum is expected to draw many tourists from around Shandong Province and will enhance Weifang's status as a destination city. Weifang City Hall and the entire city government relocated directly south of the Park in the summer of 1998. In addition, Weifang is known in China for its annual International Kite Festival which is held in April and attracts many visitors from China and other countries.

     The Park currently faces competition from Grandlink World, an amusement park that opened in July 1998 in Qingdao, a city in eastern Shandong. Grandlink World has a well-themed selection of children's rides and has a go-cart track, roller coaster, swinging pirate ship and flying carousel.

          15.      Government Regulation of Amusement and Theme Parks

     The entertainment industry is part of the services industry in China. Operations at amusement and theme parks in China are subject to state and local governmental regulations including foreign investment limitations and safety, tourism, labor, health and other relevant regulations applicable to amusement and theme park operations. The Ministry of Foreign Trade and Economic Cooperation enacts the policies and regulations regarding foreign investment limitations in the entertainment industry. The other relevant regulations are issued or implemented by the Technological Supervision Bureau, the Ministry of Construction, the Ministry of Public Security Affairs, the Ministry of Labor, the State Tourism Administration and the State Administration of Industry and Commerce.

     Under the Administrative Rule of Entertainment Places issued by the State Counsel, effective as of July 1, 1999, an amusement or theme park or other entertainment industry enterprise cannot be entirely foreign-owned. As a result of China's entry into the World Trade Organization, however, it is possible that this restriction on foreign investment may be eliminated in the future. Although the form of Sino-foreign joint venture in which the Park is operated is acceptable, the joint venture company's term is limited to 30 years pursuant to its registration certificate.

     The Technological Supervision Bureau is a government agency under the jurisdiction of the State Council. The Technological Supervision Bureau plays the leading role in the supervision of the facilities and management of amusement and theme parks. The Technological Supervision Bureau is responsible for, among other things:

--	Formulating and implementing the policies, rules and regulations regarding metrology standards and quality control;
--	Carrying out quality and safety supervision and inspection in industrial sectors and market places;
--	Organizing the investigation of major accidents caused by the quality of products;
--	Issuing licenses to industry for the production of goods;
--	Developing, approving, issuing and revising national standards;
--	Coordinating programs for developing national and sector standards and local standards;
--	Supervising the implementation of standards; and
--	Enforcing applicable laws and regulations pertaining to amusement and theme parks.

     The Technological Supervision Bureau has promulgated various rules and regulations that are intended to regulate entertainment parks, such as the Rule on Safety Supervision on Game Machines and Recreational Facilities issued in 1994, and the Safety and Service Requirement in Places of Entertainment issued in 1997 regarding the safety requirements relating to the design, production, sales, purchase, installation, inspection, operation and management of entertainment parks and facilities.

     According to these rules, amusement and theme parks are required to establish a safety management system and first aid measures. The safety management system includes but is not limited to formulating policies regarding operational rules and employees' ethics and periodically inspecting and maintaining equipment and facilities. The first aid measures include providing rescue personnel for water recreational facilities and maintaining records of accidents. All local governments also are responsible for stringently enforcing these rules. If the operators of amusement parks fail to implement the safety requirements set forth in the rules, they will be penalized under the rules. If an accident occurs in an amusement or theme park, unless the operator can provide sufficient evidence that demonstrates its lack of responsibility for the accident, it will be wholly or partially liable for all the losses and damages caused by the accident.

          16.      Weifang Fuhua Amusement Park Co., Ltd.

     The Joint Venture, which was established in 1991 and in which IAEC owns an 85% interest, is the owner of the Park. The Joint Venture is a "Sino-foreign equity joint venture" formed under Chinese law.

     The remaining 15% interest in the Joint Venture is owned by the Partner, which is a Chinese corporation owned by the Weifang State Asset Administration Bureau.

     The Joint Venture operates under an agreement between the Partner and IAEC. The agreement continues until 2021. Among other things, the IAEC agreement with the Partner provides that the Joint Venture will be managed by a board of directors consisting of seven members. IAEC is entitled to appoint five of the seven directors, and the Partner is entitled to appoint the remaining two directors. Every action by the board of the Joint Venture must be approved by at least four directors.

     The Partner has diverse business interests in foreign trade, tourism, light industry, marble products, plastics and financial services. It owns and manages the five-star Fuhua Hotel and two other hotels located in the vicinity of the Park. The Partner has emerged as a leading company in Shandong Province and is ranked among the largest 1000 companies in China.

          17.      Properties

     IAEC's administrative offices are located in Los Angeles, California where it leases approximately 800 square feet of office space pursuant to a month-to-month lease that has monthly rental payments of $1,500.

     The Joint Venture leases the land on which the Park is located from the Partner. The lease covers 235,680 square meters of land and expires on October 31, 2015. IAEC has an option to extend the lease to 2032 provided that the Joint Venture's business license is renewed. Annual lease payments are approximately $604,000. Beginning October 31, 2005, and continuing every fifth-year thereafter for the remainder of the lease term, lease payments will increase by 5%. No independent appraisal was obtained, nor did the parties negotiate at arms length, in fixing the terms of the lease. The terms of the lease are not comparable to similar rents for similar uses in the area.

     c.      Legal Proceedings

     On July 29, 2004, WestPark Capital, Inc. ("WestPark") filed a complaint in the Los Angeles Superior Court against IAEC and its parent, the Registrant, for breach of contract and related causes of action. In the complaint, WestPark alleges that IAEC hired WestPark to serve as managing underwriter for an initial public offering, and then failed to pay WestPark $128,884.76 in expenses incurred under contract. IAEC denies liability and has filed a counter-claim, alleging that WestPark breached the contract and fraudulently misrepresented its ability to serve as managing underwriter. IAEC and the Registrant intend to defend the action against them and prosecute their claims against WestPark, but cannot predict the outcome of this litigation.

     d.      Registrant Risks Related to IAEC Business

Risks Related to Doing Business in China

     The Chinese government could change its policies toward private enterprise, or even nationalize or expropriate it, which could result in the total loss of the Registrant's investment through IAEC in that country.

     The amusement park industry is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to the detriment of the Registrant from time to time with little, if any, prior notice.

     Changes in policies, laws and regulations, or in their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on IAEC's and thus the Registrant's business. Nationalization or expropriation could even result in the total loss of the Registrant's investment in China and in the total loss of an investor's investment.

     A lack of adequate remedies and impartiality under the Chinese legal system may adversely impact IAEC's ability to do business and to enforce agreements to which IAEC is a party.

     IAEC leases the land on which the Park is located pursuant to a lease with the Partner. IAEC periodically enters into agreements governed by Chinese law in the course of Chinese business operations. IAEC's and thus the Registrant's business would be materially and adversely affected if the other parties to the lease and other agreements do not honor them. In the event of a dispute, enforcement of these agreements in China could be extremely difficult.

     Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently-enacted laws and regulations is limited, and IAEC's ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to IAEC.

     If relations between the United States and China worsen, the Registrant may have difficulty accessing U.S. capital markets.

     At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to business, could adversely affect the Registrant's ability to access U.S. capital markets.

     Fluctuations in exchange rates could adversely affect the results of operations and financial condition.

     Substantially all of the revenues and expenses of the Joint Venture are denominated in Renminbi, which is the official currency of China, the basic unit of which is the yuan. However, the Registrant uses the United States dollar for financial reporting purposes. The value of the Renminbi is subject to changes in Chinese governmental policies and to international economic and political developments. Although the official exchange rate for the conversion of Renminbi to U.S. dollars has been stable, with the yuan appreciating slightly against the U.S. dollar since 1994, the exchange rate of the Renminbi may become volatile against the U.S. dollar or other currencies in the future. Because the Registrant does not currently engage in hedging activities to protect against foreign currency risks and may not be able to hedge effectively in the future against yuan devaluations if the Registrant does elect to engage in hedging activities, future movements in the exchange rate of the Renminbi could have an adverse effect on the results of operations and financial condition.

     If the Chinese government revises current law that governs the ability of the Joint Venture to engage in various transactions by converting Renminbi into foreign currency or foreign currency into Renminbi, the results of operations and financial condition may be adversely affected.

     The Joint Venture is entitled under current law to purchase foreign currencies (including U.S. dollars) for the settlement of "current account transactions," which include payments on trade and service-related transactions. After examination by the bank from which the foreign exchange currency is purchased of the applicable import agreement, loan agreement or other documentation, the purchased foreign exchange may be remitted abroad, and prior approval of the transaction is not required from the State Administration for Foreign Exchange. The Joint Venture may also retain foreign exchange (subject to a limit approved by the State Administration for Foreign Exchange) to satisfy foreign exchange liabilities regarding these transactions. By contrast, the payment to IAEC by the Joint Venture of dividends and other amounts must be listed as a "capital account transaction" and may be remitted abroad only after the receipt of approval from the State Administration for Foreign Exchange. In addition, loans to the Joint Venture in U.S. dollars or other foreign currency, whether from the Registrant, IAEC or a third party, are subject to limitations imposed by the State Administration for Foreign Exchange and require the approval of that governmental entity. It is possible that the Chinese government may in the future limit or eliminate the ability of the Joint Venture to purchase and retain U.S. dollars (or other foreign currencies) for purposes of satisfying amounts owed with respect to trade and service related transactions. It is also possible that the Chinese government may impose stricter rules and regulations that govern the ability of the Joint Venture to pay dividends and other amounts to IAEC and to receive loans from the Registrant, IAEC and other foreign parties. Any such limitation, prohibition or other change could adversely affect the ability of the Joint Venture to conduct business and could adversely affect the results of operations and financial condition.

     If the Chinese government increases the amount of net income that the Joint Venture must allocate to three state-established reserve funds, net income could be adversely affected.

     IAEC conducts the operation of the Park through the Joint Venture in which IAEC holds an 85% interest. Under applicable Chinese law, the Joint Venture must allocate a portion of its annual net income to a mandatory state established reserve fund, enterprise expansion fund and employee bonus and welfare fund. Under current law, the board of directors of the Joint Venture is entitled to determine the percentage of net income that will be allocated to these three funds. The board of directors has elected to allocate five percent of the net income of the Joint Venture to each of these three funds each year. If the Chinese government elects in the future to require that more than five percent of the annual net income of the Joint Venture must be allocated to these three funds, or if the Chinese government enacts other legislation that restricts the ability of the Joint Venture either to use its net income for business operations or to distribute dividends to IAEC, IAEC and thus the Registrant's business could be adversely affected.

Other Risks Related to the IAEC Business

     Revenues could be adversely affected by a weakening in the economy of China generally or Shandong Province particularly.

     IAEC's and thus to a great extent the Registrant's profitability depends on discretionary spending by consumers, particularly by consumers living in the City of Weifang and Shandong Province. A weakening in the economy of China, Shandong Province or another area where the Registrant may acquire an amusement park in the future or from where IAEC might draw attendance to the Park may lower the number of visitors to the Park or parks or decrease the amount of money that visitors spend at the Registrant's facilities which, in turn, could decrease revenues.

     Business licenses may not be renewed.

     The activities at the Park require business licenses from various Chinese governmental entities. The licenses that IAEC holds are subject to periodic review and approval. IAEC is not certain that the Chinese government will continue to renew the licenses or that it will not revoke the licenses with little, if any, prior notice.

     The business relies on the Park being easily accessible, and IAEC, and thus the Registrant, would be adversely affected if visitors could not reach the Park conveniently.

     IAEC and thus the Registrant depend on visitors being able to travel to and from the Park without difficulty. Most visitors reach the Park by public transportation. If convenient and inexpensive public transportation to and from the Park ceases to be available to visitors, attendance would be negatively affected and the business would suffer.

     The business depends upon the number of visitors to Weifang, and revenues would decline if the number of visitors to Weifang decreases by a significant amount.

     Although many of the visitors to the Park are residents of the City of Weifang, many people who are not residents of Weifang visit the Park in conjunction with traveling to Weifang in order to attend government meetings, special events sponsored by the city such as the annual kite festival or for other reasons. If the number of visitors to Weifang decreases during the year, it is likely that attendance at the Park will decrease and that revenues will decrease.

     The indoor water park that IAEC is developing may not be constructed on time; it may be unsuccessful; and the Registrant may be required to pay a portion of the construction cost of the water park from debt or other equity sources that may become available.

     IAEC is constructing an indoor water park as a new attraction at the Park. IAEC estimates that the indoor water park will open in March 2005, but unanticipated construction and zoning problems could delay its opening. The water park occupies approximately 23,000 square meters and will be covered by a glass enclosure. Construction of the water park was delayed as a result of an unanticipated government review of the glass enclosure's engineering plans. IAEC does not know whether other unanticipated construction delays will occur.

     IAEC has to date financed the water park by selling advance memberships in the water park and by cash flow from operations. The construction cost of the water park is estimated to be at least $6.5 million. IAEC has already paid approximately one-half of the construction cost. If IAEC is unable to sell sufficient memberships or obtain sufficient cash flow from operations, the Registrant may be required to borrow additional funds or seek equity sources to pay for the construction cost of the water park. Furthermore, the water park, although financed through the sale of memberships and other means, may not be a successful addition to the Park.

     Revenues may decline as a result of competition.

     The Park and its attractions compete directly with other theme and amusement parks and indirectly with other types of recreational and entertainment facilities such as bowling alleys, movie theaters and video game arcades. IAEC may not be able to match the development and marketing efforts of significantly larger and better financed competitors. Consumers may prefer other parks or other types of entertainment to the Park and its attractions. The opening of another amusement or theme park in the City of Weifang or in Shandong Province could have a material adverse effect on revenues and the business.

     IAEC and thus the Registrant depend on key personnel and would be adversely affected if these key personnel no longer were employed.

     The Registrant's performance would be adversely affected by the departure or death of one or more of the directors or executive officers of IAEC. IAEC benefits from and relies on the substantial experience of its executives in the entertainment, amusement and theme park industries. In addition, IAEC competes for qualified employees. If IAEC is unable to recruit and retain qualified employees at competitive salaries, the business will be adversely affected.

     Other parties may assert claims against the Registrant or IAEC that IAEC is infringing upon their intellectual property rights.

     IAEC is not certain that the "Fuhua" name or some or all of the Park's rides and other attractions do not infringe upon the intellectual property rights of other amusement parks or third parties. IAEC does not have any patents, copyrights, trademarks, license agreements or other permits or approvals regarding its use of the "Fuhua" name or of the Park's rides and other attractions. While IAEC is in the process of applying for trademarks for use of the name "Fuhua," there is no assurance that either the Registrant or IAEC will be able to obtain such trademarks nor is the Registrant or IAEC certain of the scope of protection that such trademarks will provide the Registrant or IAEC in China. Although IAEC is not aware of any pending claims against IAEC, it is possible that another amusement park or other third party might in the future claim that IAEC's name or one or more of its rides or other attractions infringes upon its intellectual property rights to the use of such name or rides and attractions. A claim could be brought against IAEC in China, in the United States or in another country. The claim could seek damages and could seek to stop IAEC's and the Registrant's use of its name or of the rides and other attractions that are the subject of the alleged infringement. Any claims against IAEC or the Registrant, even if not meritorious, could result in the expenditure of significant financial and managerial resources. A successful claim against either IAEC or the Registrant could adversely affect the Registrant's business if IAEC or the Registrant were required to pay a significant amount of damages or to terminate its use of the rides or other attractions that are the subject of the claim.

     The acquisition of other amusement parks poses risks to profitability.

     IAEC and the Registrant intend to review acquisition prospects that would complement the Park. While neither the Registrant nor IAEC is currently a party to any agreement or negotiations with respect to any acquisitions, either IAEC or the Registrant may acquire other parks and businesses in the future. Future acquisitions could result in accounting charges, potentially dilutive issuances of equity securities and increased debt and contingent liabilities, any of which could have a material adverse effect on business. Acquisitions entail numerous risks, including the assimilation of the acquired operations, diversion of management's attention to other business concerns, risks of entering geographic markets in which IAEC and the Registrant have limited prior experience and the potential loss of key employees of acquired organizations. The Registrant may be unable successfully to integrate businesses or the personnel of any business that might be acquired in the future, and the failure to do so could have a material adverse effect on business.

     IAEC management has experience in the operation of amusement parks that are located only in the United States or China. Therefore, if either IAEC or the Registrant acquires or builds an amusement park in any other country, the risks described in the preceding paragraph would be magnified by the lack of knowledge of the laws, regulations and customs of the country in which the Park is located.

     The business is susceptible to the risk of manmade or natural disasters that may result in damage not covered by insurance.

     Because IAEC currently partially owns and operates a single amusement park, the business could be severely affected if a natural or manmade disaster damages the site or the structures situated upon it. Fire fighting and disaster relief and assistance in China are not well developed by Western standards. Damaged attractions, losses from the interruption of the business and negative publicity resulting from a natural or manmade disaster would adversely affect the business. Neither IAEC nor the Registrant has business interruption insurance. Although the Park maintains property damage insurance that covers losses up to approximately $5.8 million, the insurance policy may not be enforceable in every instance or sufficient to cover all losses that result from manmade or natural disasters.

Risks Related to the Amusement and Theme Park Industry

     The business is subject to adverse fluctuations caused by the introduction of new attractions, shows and promotions.

     Revenues generally fluctuate based on the introduction of new attractions, shows and promotions. When new attractions, shows and promotions are first added, park attendance typically increases. If new attractions, shows and promotions are not added periodically or the new attractions, shows and promotions are not as popular as the existing ones, attendance may decline. As a result, revenues may fluctuate significantly from quarter to quarter. Revenues for any quarter may not be indicative of revenues that will be achieved for any other quarter or for the full fiscal year.

     The business is subject to seasonal fluctuations that may cause revenues to fluctuate significantly from quarter to quarter.

     Revenues fluctuate seasonally. Historically, IAEC has generated the highest average Park revenues in the second and third quarters and the lowest average Park revenues in the first and fourth quarters. As a result, revenues may fluctuate significantly from quarter to quarter. The results of operations for any quarter may not be indicative of results that will be achieved for any other quarter or for the full fiscal year.

     Visitors to the Park may be injured in accidents that are not covered by insurance.

     The nature of the activities conducted in the Park or other parks that either IAEC or the Registrant may acquire entails the risk of bodily injuries to visitors who are enjoying the attractions. Despite precautions, bodily injuries may occur in the future and claims may be asserted against IAEC or the Registrant as a result of such injuries. Potential claims could require the payment of damages, and such payments could adversely affect business. Harm to IAEC's or the Registrant's reputation that may result from personal injuries could result in lower attendance at the Parks and adversely affect the business as well. Although the Park maintains liability insurance, the insurance policy may not be enforceable in every instance or sufficient to cover all losses that result from personal injuries.

Registrant Business Risks.

     Future sales of Registrant common stock and the exercise of options or warrants for common stock could depress the Registrant market price.

     Future sales of shares of and the exercise of options or warrants for the Registrant's common stock could adversely affect the prevailing market price of the Registrant's common stock. If the Registrant issues a large number of shares or if options or warrants are exercised for a large number of shares, the market price of the Registrant's common stock could significantly decline. Further, prices at which options and warrants have been established have not necessarily reflected the trading price of the securities.

     The Registrant may not have adequate capital to repay certain of its obligations.

     As further described in Items 2.03.a. and 2.03.e., certain investors have the right to rescind their investments in the Registrant and IAEC. If some or all of these investors elect to exercise this right, the Registrant may be unable to repay these obligations. Leaving these obligations unsatisfied may subject the Registrant and IAEC to litigation.

     The Registrant has not established audit, nominating and compensation committees.

     Since the consummation of the IAEC share exchange, the Board of Directors of the Registrant has not established the appropriate audit, nominating and compensation committees as a result of its focus on successfully merging the corporations in the wake of the IAEC share exchange. While the OTCBB Rules do not require that the Registrant establish these committees, the Board eventually intends to do so. Until these committees are formed and in operation, the Registrant will not enjoy the benefit of oversight provided by them and the Registrant may not be compliant with certain corporate governance guidelines.

     e.      Executive Compensation

     A summary compensation table for the previous three years for each of the Registrant and IAEC is provided below.

     1.      Registrant Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
Fred Hall, CEO	2001	-0-	-0-	14,013(1)
Heinz Fraunhoffer, CEO	2002	45,000	-0-	-0-
Heinz Fraunhoffer, CEO	January 1, 2003 to December 19, 2003	80,000	-0-	-0-
Stanley Wu, CEO	December 19, 2003 to March 15, 2004	-0-	-0-	-0-
Duo Wang, CFO	December 19, 2003 to March 15, 2004	-0-	-0-	-0-(2)
James A. Reskin, CEO and CFO	March 15, 2004 to September 28, 2004	-0-	-0-	36,085(3)
Joseph Visconti, CEO	September 28, 2004 to present	180,000(4)	-0-	-0-
Duo Wang, CFO	September 28, 2004 to present	-0-	-0-	-0-(2)

(1) Mr. Hall was compensated for consulting services provided to the Registrant.

(2) Mr. Wang receives compensation from Weifang Neo-Luck (Group) for his services as Manager of its Finance Department.
(3) Mr. Reskin was compensated for legal services provided to the Registrant.
(4) Mr. Visconti also serves as CEO of IAEC.  Mr. Visconti receives monthly compensation of $15,000 for his services as CEO of both the Registrant and IAEC.  Mr. Visconti has not entered into a written employment agreement with the Registrant or IAEC.

     2.      IAEC Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation
Michael B. Demetrios, CEO	2001	40,000	-0-	-0-
Michael B. Demetrios, CEO	2002	31,000	-0-	-0-
Michael B. Demetrios, CEO	2003 to April 15, 2004	125,000	-0-	-0-
Joseph Visconti, CEO	April 15, 2004 to present	180,000(1)	-0-	-0-(1)

(1)  Mr. Visconti also serves as CEO of the Registrant.  Mr. Visconti receives monthly compensation of $15,000 for his services as CEO of both the Registrant and IAEC.  Mr. Visconti has not entered into a written employment agreement with the Registrant or IAEC.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

      (a)      The following consolidated financial statements of Intra-Asia Entertainment Corporation and Subsidiary are filed as a part of this report:

     Report on Audited Consolidated Financial Statements For the Years Ended December 31, 2002 and 2003 and Six Months Ended June 30, 2003 and 2004 (Unaudited)

Contents	Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2002 and 2003 and June 30, 2004	F-3

Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2002 and 2002 and six months ended June 30, 2003 and 2004	F-4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002 and 2003 and six months ended June 30, 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2003 and six months ended June 30, 2003 and 2004	F-6

Notes to Consolidated Financial Statements	F-8

      (b)      The following unaudited pro forma combined financial statements of Intra-Asia Entertainment Corporation and Subsidiary are filed as a part of this report:

     Pro Forma Combined Balance Sheet (Unaudited) June 30, 2004

     Pro Forma Combined Statement of Operations (Unaudited) For the Year Ended December 31, 2003

     Pro Forma Combined Statement of Operations (Unaudited) For the Six Months Ended June 30, 2004

      (c)      Exhibits. None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

DATED: November 15, 2004	/S/ JOSEPH VISCONTI
Joseph Visconti, Chief Executive Officer

INTRA-ASIA ENTERTAINMENT CORPORATION

AND SUBSIDIARY

_______________________

REPORT ON AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003

AND SIX MONTHS ENDED JUNE 30, 2003 AND 2004 (UNAUDITED)

_______________________

Report of Independent Registered Public Accounting Firm

The Board of Directors

Intra-Asia Entertainment Corporation

We have audited the accompanying consolidated balance sheets of Intra-Asia Entertainment Corporation (the "Company") as of December 31, 2002 and 2003 and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intra-Asia Entertainment Corporation, as of December 31, 2002 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                     BDO Shanghai Zhonghua

Shanghai, PRC

April 17, 2004

INTRA-ASIA ENTERTAINMENT CORPORATION AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS

	December 31,		June 30,
	2002	2003	2004
ASSETS			(Unaudited)

Current assets:
Cash	$1,363,600	$1,073,612	$1,143,790
Other receivables	152,200	51,002	575,669
Inventories	47,161	63,785	157,063
Amounts due from related parties (Note 6)	-	3,430,598	-
Deferred transaction costs (Note 11)	-	250,000	-

Total current assets	1,562,961	4,868,997	1,876,522

Deferred loan commission - long term	-	-	53,174

Property and equipment, net (Note 3)	34,657,594	33,612,286	35,167,507

Total assets	$36,220,555	$38,481,283	$37,097,203

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term bank loans (Note 4)	$214,772	$214,780	$212,366
Long-term bank loans - current portion (Note 5)	217,462	3,861,935	3,062,000
Note payable to ValueRich, Inc. (Note 11)	-	250,000	-
Accounts payable	587,080	200,735	234,671
Accrued liabilities	586,284	391,775	808,016
Deferred revenue - membership dues (Note 7)	863,346	863,346	863,346
Dividend payable	108,731	-	-
Employee bonus and welfare fund	2,282	68,346	68,347
Convertible notes (Note 8)	-	136,045	102,211
Stockholder's loan (Note 6)	-	1,270,521	1,322,921

Total current liabilities	2,579,957	7,257,483	6,673,878

Long-term bank loans, less current portion (Note 5)	11,420,443	10,192,762	8,576,416
Convertible notes - long term	-	-	530,130
Stockholder's loan (Note 6)	1,891,789	-	-

Total liabilities	15,892,189	17,450,245	15,780,424

Commitments (Notes 2 and 10)

Minority interest (Note 1)	3,135,099	3,142,378	3,236,593

Stockholders' equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-	-
Common stock; par value $0.001 per share, 150,000,000 shares authorized and 56,000,000, 56,000,000 and 56,680,000 shares issued and outstanding	56,000	56,000	56,680
Additional paid-in capital	17,715,217	17,848,504	18,719,804
Retained earnings	3,616,232	4,177,059	3,496,374
Accumulated other comprehensive loss - translation adjustments	(4,194,182)	(4,192,903)	(4,192,672)

Total stockholder's equity	17,193,267	17,888,660	18,080,186

Total liabilities and stockholders' equity	$36,220,555	$38,481,283	$37,097,203

See accompanying notes to consolidated financial statements.

INTRA-ASIA ENTERTAINMENT CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years Ended December 31,			Six Months Ended June 30,
	2002		2003	2003	2004
				(Unaudited)	(Unaudited)
Revenues:
Amusement park admissions	$7,858,332		$7,901,621	$3,638,634	$3,695,371
Amusement park food, merchandise and other	1,806,312		2,038,520	887,076	904,650

Total revenues	9,664,644		9,940,141	4,525,710	4,600,021

Operating costs and expenses:
Operating expenses	3,305,689		3,376,948	1,374,973	1,095,708
General and administrative	1,454,195		1,500,886	638,017	1,051,059
Cost of products sold	756,414		695,240	420,940	569,679
Depreciation and amortization	1,693,753		1,664,231	899,058	1,113,474
Loss on disposal of fixed assets	-		94,467	-	-
Amortization of offering expenses	1,474,603		13,604	-	-

Total operating costs and expenses	8,684,654		7,345,376	3,332,988	3,829,920

Income from operations	979,990		2,594,765	1,192,722	770,101

Interest expense	(738,308)		(1,187,096)	(487,088)	(1,047,380)
Other income (expense), net	(7,151)		2,890	2,050	-

Income before income taxes	234,531		1,410,559	707,684	(277,279)

Income taxes (Note 9)	651,750		651,549	315,970	309,231

Income (loss) before minority interest	(417,219)		759,010	391,714	(586,510)

Minority interest in Fuhua	198,244		198,183	96,227	94,175

Net income (loss)	$(615,463	) $	560,827	$295,487	$(680,685)

Weighted average common shares outstanding - basic	56,000,000		56,000,000	56,000,000	56,160,659

Earnings (loss) per share - basic	$(0.01	) $	0.01	$0.01	$(0.01)

Weighted average common shares outstanding - diluted	56,000,000		56,198,782	56,072,310	56,160,659

Earnings (loss) per share - diluted	$(0.01	) $	0.01	$0.01	$(0.01)

Comprehensive income:
Net income (loss)	$(615,463	) $	560,827	$295,487	$(680,685)
Translation adjustments	(1,562)		1,279	(193)	231

Comprehensive income (loss)	$(617,025	) $	562,106	$295,294	$(680,454)

See accompanying notes to consolidated financial statements.

INTRA-ASIA ENTERTAINMENT CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2002 AND 2003 AND SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

	Common Stock		Additional Paid-In	Retained	Accumulated Other Comprehensive		Total Stockholders'
	Shares	Amount	Capital	Earnings	Loss		Equity

Balance, January 1, 2002	56,000,000	$56,000	$17,549,000	$4,231,695	$(4,192,620	) $	17,644,075

Interest converted into capital	-	-	166,217	-	-		166,217
Net loss	-	-	-	(615,463)	-		(615,463)
Translation adjustments	-	-	-	-	(1,562)		(1,562)

Balance, December 31, 2002	56,000,000	56,000	17,715,217	3,616,232	(4,194,182)		17,193,267

Forgiven interest on stockholder's loan	-	-	103,985	-	-		103,985
Discount to convertible notes - beneficial conversion feature	-	-	29.302	-	-		29,302
Net income	-	-	-	560,827	-		560,827
Translation adjustments	-	-	-	-	1,279		1,279

Balance, December 31, 2003	56,000,000	56,000	17,848,504	4,177,059	(4,192,903)		17,888,660

Deemed interest due to repricing (unaudited)	-	-	14,237	-	-		14,237
Deemed interest due to repricing (unaudited)	-	-	106,743	-	-		106,743
Benefit Conversion Feature on convertible note of $21,000 (unaudited)	-	-	4,188	-	-		4,188
Deemed interest due to warrants issued related to convertible note of $21,000 (unaudited)	-	-	16,812	-	-		16,812
Benefit Conversion Feature on convertible notes of $340,000 (unaudited)	-	-	340,000	-	-		340,000
Benefit Conversion Feature on convertible notes of $580,000 (unaudited)	-	-	50,000	-	-		50,000
Notes converted into shares (unaudited)	680,000	680	339,320	-	-		340,000
Net income (unaudited)	-	-	-	(680,685)	-		(680,685)
Translation adjustments (unaudited)	-	-	-	-	231		231

Balance, June 30, 2004 (unaudited)	56,680,000	$56,680	$18,719,804	$3,496,374	$(4,192,672	) $	18,080,186

See accompanying notes to consolidated financial statements.

INTRA-ASIA ENTERTAINMENT CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS Increase (Decrease) in Cash and Cash Equivalents

	Years Ended December 31,			Six Months Ended June 30,
	2002		2003	2003	2004
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(615,463	) $	560,827	$295,487	$(680,685)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest	198,244		198,183	96,227	94,175
Depreciation and amortization	1,693,753		1,664,231	899,058	1,113,474
Amortization of deferred offering cost	1,474,603		13,604	-	-
Forgiven interest on stockholder loan	90,212		103,985	-	-
Beneficial conversion feature on convertible notes	-		29,302	-	349,910
Deemed interest expenses related to warrants	-		-	-	120,980
Loss on disposal of fixed assets	-		94,467	-	-
Changes in assets and liabilities:
Other receivables	(88,742)		101,198	52,351	(524,667)
Inventories	26,081		(16,624)	644	(93,278)
Deferred loan costs	-		-	-	(53,174)
Accounts payable	177,906		(386,345)	12,373	33,936
Accrued liabilities	(284,292)		(138,355)	229,558	416,242

Net cash provided by operating activities	2,672,302		2,224,473	1,585,698	776,913

Cash flows from investing activities:
Proceeds from disposal of fixed assets	-		28,967	28,967	-
Related party receivable	-		(3,430,598)	(4,903,526)	3,430,598
Purchase of property and equipment and construction in progress	(2,324,825)		(741,842)	(2,777)	(2,668,600)

Net cash used in investing activities	(2,324,825)		(4,143,473)	(4,877,336)	761,998

Cash flows from financing activities:
Deferred offering cost	(862,329)		(13,604)	-	-
Proceeds from issuing convertible notes	-		136,046	72,345	941,000
Repayment of convertible notes	-		-	-	(43,615)
Proceeds from bank loans	-		2,413,926	2,416,000	-
Repayment of bank loans	-		-	-	(2,418,809)
Proceeds from stockholder's loan	835,991		627,732	54,626	52,400
Repayment of stockholder's loan	(113,252)		(1,249,000)	-	-
Dividends paid to minority interest	(253,706)		(289,956)	-	-

Net cash provided by (used in) financing activities	(393,296)		1,625,144	2,542,971	(1,469,024)

Effect of changes in exchange rate on cash	(2,331)		3,868	(178)	291

Net increase in cash	(48,150)		(289,988)	(748,845)	70,178

Cash, beginning of year	1,411,750		1,363,600	1,363,600	1,073,612

Cash, end of year	$1,363,600		$1,073,612	$614,755	$1,143,790

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$663,061		$1,065,352	$435,041	$484,681
Income taxes	685,925		682,756	667,021	680,000

In 2002, a total of $166,217 interest accrued were converted into additional paid-in capital, of which $90,212 was accrued in 2002. At December 31, 2003, forgiven interest of $103,985 and discount of $29,302 to convertible notes were recorded in additional paid-in-capital.

See accompanying notes to consolidated financial statements.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Intra-Asia Entertainment Corporation (the "Company" and "Intra-Asia") was incorporated in the State of Delaware on July 18, 1997 for the purpose of holding a majority interest in Weifang Fuhua Amusement Park Co., Ltd. ("Fuhua") and acquiring and developing amusement parks in the People's Republic of China ("PRC"). Fuhua is located in Weifang, Shandong Province, PRC. Fuhua owns and operates an amusement park with a total of nineteen rides and attractions, four restaurants and six retail and souvenir stores.

Fuhua was organized as an equity joint venture with $20.7 million of registered capital pursuant to a joint venture contract dated October 8, 1991, as amended (the "Contract"), which will expire on December 4, 2021. Pursuant to the terms of the Contract, the joint venture partners and respective ownership percentages are as follows: Weifang Neo-Luck (Group) Corporation ("Neo-Luck"), a state-owned Chinese corporation, owns 15%; Weicheng International, Inc. ("Weicheng"), a California corporation and wholly owned subsidiary of Neo-Luck, owns 60%; and Jimswood Investment & Development Corporation ("Jimswood"), a California corporation, owns 25%.

In December 1997, Weicheng and Jimswood contributed their respective ownership interests in Fuhua to the Company in exchange for 2,800,000 shares of the Company's common stock. As a result, the Company has an 85% ownership interest in Fuhua and the remaining 15% ownership interest is held by Neo-Luck. Since these entities were under common control and ownership, the transaction has been accounted for in a manner similar to the pooling-of-interests method.

On December 19, 2003, the Company entered into an Agreement and Plan of Reorganization with Glo-Tech Industries, Inc. (Thereafter Glo-Tech) pursuant to which Glo-Tech would acquire 100% equity interest of Intra-Asia Entertainment Corporation through issuing 56 million shares of Glo-Tech's common stock and the existing shareholders at Glo-Tech after acquisition would account for approximately 5,102,218 shares of common stock through a 1-for-5.37 reverse split. On January 2, 2004, that reverse stock split was effective and on January 6, 2004, Glo-Tech's stock transfer agent finished the shareholder record transfer. According to Article III, 3.01, (f) of the signed Agreement and Plan of Reorganization, "Glo-Tech agrees that its assets will be of sufficient nature and value so as to pay off all liabilities when required by Intra-Asia without use, sale or pledging any assets of Intra-Asia. This guarantee shall survive the Closing." In line with this Article and the audited balance sheet of Glo-Tech at December 31, 2003, the Closing has been delayed until September 30, 2004.

As a result of this acquisition, the accompanying financial statements for all the periods being presented have been adjusted retroactively to reflect the issuance of 56 million shares of common stock. Accordingly, the information of authorized shares of common stock and preferred stock presented on the accompany balance sheets are the same as information presented Glo-Tech's balance sheets. The accompanying financial statements do not cover any assets, liabilities and operating results of Glo-Tech for the years ended December 31, 2002 and 2003 and the six months ended June 30, 2004.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and Fuhua, its 85% owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Foreign Currency Translation and Transactions

The Renminbi ("RMB"), the national currency of the PRC, is the primary currency of the economic environment in which the operations of Fuhua are conducted. The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes.

The Company translates Fuhua's assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of income is translated at average rates during the reporting period. Adjustments resulting from the translation of Fuhua's financial statements from RMB into U.S. dollars are recorded in stockholders' equity as part of accumulated comprehensive loss - translation adjustments. Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting period.

Revenue Recognition

The Company recognizes revenue from the sale of admission tickets when the customers actually visited the park. The proceeds from admission tickets that are sold but not used are accounted for as deferred revenue.

The Company sells memberships for its indoor water park. The membership fees are for five types of membership: one year, three years, and three types of lifetime memberships. The Company recognizes the deferred revenue in accordance with the membership terms on a straight-line basis. Regarding the lifetime memberships, the Company believes that a period of ten years is expected to be the customer relationship, for revenue recognition purposes.

Inventory

Inventory is stated at the lower of cost or market and primarily consists of products for retail, including merchandise, food and miscellaneous supplies which include repair parts for rides and attractions.

Depreciation and Amortization

Properties, equipment, and improvements are stated at the acquisition cost and depreciation expense is determined using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining term of the joint venture as follows:

Buildings and land improvements	20 to 30 years
Rides and attractions	10 to 25 years
Vehicles and other equipment	5 years

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss). The loss on disposal of assets was $0 and $94,467 in the years ended December 31, 2002 and 2003, respectively, as a result of demolishing the outdoor water park. The loss on disposal of assets was $0 during the six months ended June 30, 2003 and 2004.

Construction in Progress

Construction in progress is stated at cost. Interest costs incurred in relation to construction are capitalized into the relevant property and equipment and depreciated over their estimated useful life in accordance with SFAS No. 34. The capitalized interest in the year ended December 31, 2002 and 2003 was $348,986 and $0, respectively. The six months ended June 30, 2003 and 2004 was $0, respectively, as result of building a new indoor water park in the same place where the old outdoor water park was built.

Advertising

The Company expenses amounts paid for advertising and marketing in the period such amounts are incurred. Advertising expense was $732,982 and $973,905 for the years ended December 31, 2002 and 2003, respectively, and $468,807 and $193,512 for the six months ended June 30, 2003 and 2004, respectively.

Rent Expense on Land Lease

The Company does not account for rent relating to the land lease under the straight-line method as the Company believes that the difference in rent between actual and straight-lined amounts in each year during the lease term is immaterial to the annual financial statements. The Company recognizes land lease expense based on the actual amount as incurred.

Long-Lived Assets

Effective January 1, 2002, the Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment of long-lived assets in the years ended December 31, 2002 and 2003, and in the six months ended June 30, 2003 and 2004.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying amount of cash, other receivables, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The carrying amounts of the Company's bank loans approximate fair value because the interest rates on these loans are subject to change with market interest rates. Due from related parties does not bear any interest and its carrying amount is reasonable estimates of its fair value as the imputed interest is immaterial. The stockholder's loan from Weicheng bear interest at 6% per annum, which is similar to the market interest rate. The promissory notes associated with convertible loans carries interest at 8% per annum, which is similar to the market interest rate.

Deferred Offering Cost and Discount to Convertible Notes

The Company accounts for offering cost incurred in the private placements as deferred expense and amortizes it over the economic life of these convertible notes. In accordance with APB No. 14, the Company accounts for the fair value of warrants and beneficial conversion feature resulting from issuing convertible notes as discount to these convertible notes and amortizes the discount over the economic life of these convertible notes.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Fuhua is subject to PRC tax laws and the tax rate is 33% on taxable income. Since its inception, Fuhua has filed its tax returns with Neo-Luck under an informal tax-sharing arrangement whereby the Company computed its income tax on a separate-company basis and remitted its tax payments directly to Neo-Luck. In 1999, Fuhua entered into a formal tax-sharing agreement with Neo-Luck. Pursuant to the executed tax-sharing agreement, Neo-Luck will indemnify the Company for any tax liability to the tax authority if there are any disputes over Fuhua's tax filing position.

For U.S. income tax purposes, no provision has been made for U.S. taxes on undistributed earnings of Fuhua. It was not practicable to estimate the amount of additional tax that might be payable on the foreign earnings if they were remitted as dividends, were lent to the Company, or if the Company should sell its stock in Fuhua. However, the Company believes that U.S. foreign tax credits and net operating loss carry-forward available would substantially eliminate any additional tax effects.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated valuation allowance for deferred income tax assets. Actual results could differ materially from those estimates.

Earnings Per Share

The Company presents earnings per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity. At December 31, 2003, the outstanding warrants representing 209,300 shares of the Company's common stock were excluded from computation because of anti-dilution. At June 30, 2004, the outstanding warrants representing 217,200 shares of the Company's common stock were excluded from competition because of anti-dilution.

The following table presents the calculation of earnings (loss) per share.

	Years Ended December 31,			Six Months Ended June 30,
	2002		2003	2003	2004
				(Unaudited)	(Unaudited)

Net income (loss) reported	$(615,463	) $	560,827	$295,487	$(680,685)
After-tax effect of interest expense	-		2,730	618	-

Net income attributed to common shares	$(615,463	) $	563,557	$296,105	$(680,685)

Weighted average number of common shares outstanding - basic	56,000,000		56,000,000	56,000,000	56,160,659

Dilutive effect from:
Warrants outstanding	-		-	-	-
Convertible loans outstanding	-		198,782	72,310	-

Weighted average number of common shares outstanding - diluted	56,000,000		56,198,782	56,072,310	56,160,659

Earnings (loss) per share - basic	$(0.01	) $	0.01	$0.01	$(0.01)

Earnings (loss) per share - diluted	$(0.01	) $	0.01	$0.01	$(0.01)

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from employees and non-employees in exchange for equity instruments. SFAS No. 123 also gives the option, for employees only, to account for stock-based compensation, utilizing the intrinsic method, in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock issued to Employees." The Company has chosen to account for stock-based compensation for employees utilizing the intrinsic value method prescribed in APB No. 25 and to provide the proforma disclosures required by SFAS No. 123. As of December 31, 2002 and 2003 and June 30, 2004, the Company has not granted any stock options to employees.

SFAS No. 123 requires disclosure of pro forma net income (loss) information based upon the fair value of the stock options/warrants issued to employees, had the Company elected to account for such stock options/warrants under the provisions of SFAS No. 123. The Company's pro forma net income (loss) for the years ended December 31, 2002 and 2003 and six months ended June 30, 2003 and 2004 has been as follows:

	Years Ended December 31,			June 30,
	2002		2003	2003	2004
				(Unaudited)	(Unaudited)

Net income (loss), as reported	$(615,463	) $	560,827	$295,487	$(680,685)

Add: stock-based compensation expense included in reported net loss	-		-	-	-

Deduct: stock-based compensation expense determined under the fair value method for all awards	-		-	-	-

Net income (loss) - pro forma	$(615,463	) $	560,827	$295,487	$(680,685)

The Company calculates the fair value of stock warrant granted on the date of the grant using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the following assumptions:

	Years Ended December 31,		June 30,
	2002	2003	2004
			(Unaudited)

Risk-free interest rate	-	2.85%	1.68%
Expected life in years	-	5	2
Dividend yield	-	-	-
Expected volatility	-	0.1%	128%

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), issued by the Financial Accounting Standards Board ("FASB"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the consolidated statements of income and comprehensive income. Comprehensive income (loss) is comprised of net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners.

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." FIN 46, as amended by FIN 46(R), issued in January 2003, requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling financial interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from other parties. The provisions of FIN 46(R) are applicable for fiscal years ending after December 15, 2004. The Company does not have any variable interest entities that must be consolidated.

Reclassifications

Certain reclassifications have been made to the prior year consolidated financial statements to conform with the current presentation.

NOTE 3 - PROPERTY AND EQUIPMENT

A summary of property and equipment at cost is as follows:

	December 31,		June 30,
	2002	2003	2004
			(Unaudited)

Buildings	$20,172,588	$20,116,683	$20,217,933
Land and buildings improvement	5,044,907	4,978,029	7,167,998
Rides and attractions	14,783,721	14,785,149	14,787,019
Vehicles	17,367	17,367	17,367
Other equipment	516,678	490,488	454,658
Construction in progress	7,109,871	7,852,228	8,227,547

	47,645,132	48,239,944	50,872,522
Accumulated depreciation	(12,987,538)	(14,627,658)	(15,705,015)

	$34,657,594	$33,612,286	$35,167,507

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 4 - SHORT-TERM BANK LOANS

At December 31, 2002 and 2003 and June 30, 2004, short-term bank borrowings consist of revolving bank loans of $214,772 and $214,780 and $212,366 from two different banks, respectively. At December 31, 2002 and 2003, the loans were denominated in Renminbi and U.S. dollars and had terms ranging from three months to twelve months with interest rates ranging from 6.903% to 7.290% per annum subject to change based on the notice from the central bank: People's Bank of China. The loans are unsecured and guaranteed by Neo-Luck.

NOTE 5 - LONG-TERM BANK LOANS

Long-term bank loans are summarized as follows:

	December 31,		June 30,
	2002	2003	2004
			(Unaudited)

U.S. dollar-denominated loan from the Agricultural Bank of China, bearing interest at 7.29% per annum at both December 31, 2002 and 2003. The interest rate is subject to change based on notice from the People's Bank of China.	$4,136,000	$4,136,000	$4,136,000

U.S.$800,000 (part of the above loan) was renewed in a separate loan document, maturing on October 9, 2004, bearing interest at 7.29% per annum at December 31, 2002 and 2003. The interest rate is subject to change based on notice from the People's Bank of China.	800,000	800,000	800,000

U.S.$1,600,000 (part of the above loan) was renewed in a separate loan document, maturing on November 14, 2006, bearing interest at 7.29% per annum at December 31, 2002 and 2003. The interest rate is subject to change based on notice from People's Bank of China.	1,600,000	1,600,000	1,600,000

RMB-denominated loan from Agricultural Bank of China, bearing interest at 8.3160% per annum at both December 31, 2002 and 2003. The interest rate is subject to change based on notice from the People's Bank of China.	4,228,000	4,229,000	4,229,000

RMB-denominated loan from Agricultural Bank of China, RMB2.23 million maturing on November 15, 2005 and RMB5 million maturing on December 20, 2006, bearing interest at 7.7220% per annum at December 31, 2002 and 2003. The interest rate is subject to change based on notice from the People's Bank of China.	873,000	873,000	873,000

RMB-denominated loan from Agricultural Bank of China, maturing on March 27, 2008, bearing interest at 7.25% per annum at December 31, 2003. The interest rate is subject to change based on notice from The People's Bank of China. The principal was repaid in full as of June 30, 2004.	-	2,416,000	-

	11,637,000	14,054,000	11,638,000
Current portion	(217,000)	(3,862,000)	(3,062,000)

	$11,420,000	$10,192,000	$8,576,000

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 5 - LONG-TERM BANK LOANS (Continued)

As of December 31, 2003, the payment schedules of all long-term loans, denominated by RMB and U.S. dollar respectively, are presented as follows:

Bank Loans Denominated in RMB		Bank Loans Denominated in U.S. Dollar

Principal of RMB35,000,000 (US$4,229,000)		Principal of US$6,536,000

Due Date	Amount to Pay	Due Date	Amount to Pay

12/20/04	RMB6,050,000	12/20/04	$800,000
06/20/05	6,050,000	06/20/05	800,000
12/20/05	6,050,000	12/20/05	800,000
06/20/06	4,500,000	06/20/06	468,000
12/20/06	4,500,000	12/20/06	468,000
06/20/07	6,050,000	06/20/07	800,000
12/20/08	1,800,000

Subtotal	RMB35,000,000		4,136,000

		10/09/04	800,000
Principal of RMB7,230,000 (US$873,000)		11/14/06	1,600,000

11/15/05	RMB2,230,000	Subtotal	$6,536,000
12/20/06	RMB5,000,000

Fuhua borrowed a term loan of RMB20 million from a commercial bank in March 2003 in order to complete the remodel project of its seafood restaurants and other restaurants inside the amusement park with the terms disclosed in the prior page. The loan was borrowed with the understanding with the bank if Fuhua has generated enough cash flow in the subsequent year, it should repay the loan principal as soon as possible. During the six months ended June 30, 2004, Fuhua repaid the entire outstanding principal of RMB20 million.

All of the loans scheduled above are unsecured and guaranteed by Neo-Luck. Per the bank's request, Neo-Luck was responsible for collecting certain interest and principal payments made by the Company on behalf of the bank. Starting on January 1, 2001, the Company has paid interest on the loans directly to the bank. In December 2002, one of the banks revised its covenant to allow Fuhua to distribute dividends to pay the expense incurred in Intra-Asia.

Annual maturities of long-term bank loans during the five years subsequent to December 31, 2003 are as follows:

Years ending December 31,	Amount

2004	$3,862,000
2005	3,331,000
2006	4,227,000
2007	-
2008	2,634,000

$14,054,000

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company had certain transactions with Neo-Luck and its subsidiaries during the years ended December 31, 2002 and 2003 and the six months ended June 30, 2003 and 2004, summarized as follows:

Fuhua paid to Neo-Luck income taxes of $685,925 and $682,756 in fiscal 2002 and 2003, respectively and $680,000 in the six months ended June 30, 2004. Fuhua paid to Neo-Luck employee fringe benefits of $237,446 and $245,380 in 2002 and 2003, respectively, and $126,894 and $70,155 during the six months ended June 30, 2003 and 2004, respectively.

In accordance with the terms of its lease of the land on which the amusement park is located, Fuhua paid land lease fee of RMB5 million (equivalent approximately $604,000) in 2002 and 2003, respectively, and RMB2,500,000 (equivalent approximately $302,000) in the six months ended June 30, 2003 and 2004, respectively.

Fuhua Hotel, which is a subsidiary of Weifang Neo-Luck (Group) Corporation, provided Fuhua with heat and air conditioning service in exchange for a fee of $151,444 and $153,443 in the years ended December 31, 2002 and 2003, respectively, and $60,405 and $60,411 in the six months ended June 30, 2003 and 2004, respectively.

In the United States, Weicheng advanced $835,991 and $627,732 during the years ended December 31, 2002 and 2003, respectively, and $54,627 and $102,400 during the six months ended June 30, 2003 and 2004, respectively. The Company made repayment of $113,252 and $1,249,000 in 2002 and 2003, respectively, and $0 and $50,000 in the six months ended June 30, 2003 and 2004, respectively.

In March and May 2003, Fuhua made advances to the Chinese partner, Neo-Luck, approximately and aggregately $3,660,000 and the China office of US investor, Jimswood, approximately $1,244,000 for financing their respective other operations in China. The advance did not bear interest. At December 31, 2003, Fuhua collected approximately $1,473,000 out of the $4,904,000 and the outstanding balance of receivable from related parties was approximately $3,431,000. In March 2004, Fuhua collected all of the outstanding balances.

On September 5, 2000, Intra-Asia and Weicheng entered into a loan agreement specifying that Weicheng will provide Intra-Asia with a loan and advance the proceeds on an as-needed basis with 6% interest per annum and the total outstanding balance including the accrued interest will mature on September 5, 2003. In January 2003, Weicheng extended the loan maturity to September 5, 2004 due to withdraw of IPO on January 3, 2003 and lack of cash. In addition, Weicheng decided to waive the payments of interest until the Company generated positive cash flow or raise enough cash. At December 31, 2002, the accumulated interest accrued was $166,217 which was converted into capital. At December 31, 2003, the accrued interest was $103,985, which was converted into capital. At June 30, 2004, the accrued interest was $40,623, which has not been converted into capital.

The outstanding loan payable to Weicheng was $1,891,789 and $1,270,521 at December 31, 2002 and 2003, respectively, and $1,322,921 at June 30, 2004.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 7 - MEMBERSHIP FEE AND DEFERRED REVENUE

The Company started the construction of a new indoor water park in February 2001 with a budgeted capital investment of approximately $6.5 million. However, the construction project was postponed in July 2002 due to the fact that Weifang city government proposed a new zoning requirement, which should be passed by the People Congress of Weifang City in March 2004. During 2002, the Company sold certain memberships to investors before the new zoning requirement proposed, received approximately $863,000, totaling 250 memberships ranging from one year to lifetime memberships. The Company recorded the proceeds as deferred revenue on its balance sheet and expects to recognize revenue over the membership periods up to a maximum of ten years, when the operation of the indoor water park begins. As of June 30, 2004, the construction of indoor water park is still under the process due to the changes in city government zone regulations.

In accordance with the membership agreement, the Company has agreed to pay an incentive to these membership holders based on the assumption that if the indoor water park dose not open on January 1, 2002, the Company will pay interest to these membership holders based on the following formula: the actual membership fees received during the period from January 1, 2002 to the date the indoor water park begins operation, with interest on such amount at a rate equal to 200% of the commercial bank checking account annual interest rate, which was 0.72% per annum at June 30, 2004. The Company has accrued interest based on the terms described above in the years ended December 31, 2002 and 2003 and the six months ended June 30, 2004 and has not paid any accrued interest during these period reported. The accumulated accrued interest expense was approximately $34,190 at June 30, 2004.

NOTE 8 - CONVERTIBLE NOTES

Convertible Notes Issued in 2003

During 2003, Intra-Asia conducted a private placement through an investment bank to sell 3,077 units of convertible notes. Each unit consists of a promissory note and a warrant to purchase 1,000 shares of common stock at $0.90 per share and was priced at $650 per unit. The minimum purchase was $650 per investor. The promissory note bears interest at 8% per annum that will be paid quarterly until the notes are convertible into common stock or repaid. If the Company had not become a publicly trade company by December 31, 2003, it will repay the notes plus all accrued interest. Each promissory note is immediately convertible into shares of the Company's common stock in terms of a conversion price at $0.65 per share with principal and accrued interest. The warrant will expire in five years from the date on which the Company received the fund. The Company bears 10% of selling cost. The offering was terminated on January 31, 2004.

During March and October 2003, the Company sold 209.3 units with the gross proceeds of approximately $136,045. The total accrued interest was approximately $4,200 at December 31, 2003. In accordance with EITF 00-27, firstly the Company determined the fair value of warrant (which is immaterial) attached to the promissory note by using Black-Scholes model, secondly using the relative fair value method to allocate the fair value of the promissory notes between the underlying promissory notes and warrants, thirdly determined the beneficial conversion feature of the convertible promissory notes was $29,302 in 2003 and amortized in full in 2003 as the notes were due December 31, 2003. The parameters used in Black-Scholes model were as follows: the contractual life: five years; volatility: 0.1%; annual rate of quarterly dividends: 0%; discount rate: 2.85% per annum. The deferred offering cost (which was $13,604) was fully amortized at December 31, 2003. As of January 1, 2004, the entire $136,045 convertible notes were in default.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 8 - CONVERTIBLE NOTES (Continued)

On February 20, 2004 the Company repriced the above warrant exercise price from $0.90 to $0.38 and repriced the conversion price from $0.65 to $0.28 resulting additional fair value of warrants by $14,233 (which is a separate instrument as these warrants are detachable) and incremental beneficial conversion feature by $106,743. As the convertible notes were in default, the above addition fair value of $14,237 and $106,743 resulting from repricing was expensed in the first quarter of 2004. In six months ended June 30, 2004, the Company repaid the principal of $43,615 out of the above $136,045 convertible notes. Approximately $3,107 of accrued interest in connection with the repayment of $43,615 was forgiven by investors and offset the Company's interest expenses. Correspondingly, warrants to purchase 67,200 shares of common stock were canceled in connection with the repayment.

Convertible Notes Issued in 2004

In January 2004, the Company conducted a private placement to offer maximum $1,008,000 for 36 units at $28,000 per unit in the U.S. Each unit consists of a promissory note of $28,000 with interest at 8% per annum and mature in one year from the date of fund received. Each promissory note is immediately convertible into shares of the Company's common stock at $0.28 per share in principal and accrued interest and is attached by a warrant to purchase up to 100,000 shares of the Company's stock at $0.38 per share and the warrant is exercisable any time through and including March 31, 2006. The Company bears 13% of selling commission. On January 12, 2004, the Company sold 0.75 unit and obtained gross proceeds of $21,000 under this offering. Based on the above offering terms and in accordance with EITF 00-27, firstly the Company determined the fair value of warrant at $84,154 attached to the promissory note by using Black-Scholes model, secondly using the relative fair value method to allocate the estimated fair value of promissory note between the underlying promissory note and warrant resulting in the fair value of warrants at $16,812 and the fair value of promissory notes at $4,188 accordingly, thirdly determined the beneficial conversion feature of the convertible promissory notes was $4,188. The total discount related to this promissory note was $21,000 in accordance with APB No. 14 and would be amortized over one-year period. The parameters used in Black-Scholes model were as follows: the contractual life: two years; volatility: 128.57%; annual rate of quarterly dividends: 0%; discount rate: 1.68% per annum. As of June 30, 2004, the amortization of discount to $21,000 convertible note was approximately $9,781.

In February 2004, the Company conducted another private placement to offer maximum $2,000,000 for 100 promissory notes at $20,000 per note in Taiwan. Each note bears interest at 8% per annum and mature on March 31, 2006 from the date of fund received. Each promissory note is immediately convertible into shares of the Company's common stock at $0.50 per share in principal and accrued interest and without stock warrant attached. The Company bears 10% of selling commission. On January 15 and February 11 the Company sold 12 and 5 notes, respectively, obtained gross proceeds of $340,000 under this offering. Based on the above offering terms and stock trading price on the fund receiving date and effective conversion price determined in accordance with EITF 00-27, the Company recognized beneficial conversion feature of $340,000 as a discount to these promissory notes. On May 18, 2004, the entire $340,000 convertible notes were converted into 680,000 shares of common stock at $0.50 per share. Consequently, the entire $34,000 deferred loan commission and $340,000 beneficial conversion feature were expensed during the second quarter ended June 30, 2004. Outstanding accrued interests related to $340,000 was $7,342, which has not been converted into common shares at June 30, 2004.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 8 - CONVERTIBLE NOTES (Continued)

On April 14 and May 3, 2004, the Company sold 4 and 25 notes, respectively under the above terms and obtained gross proceeds of $580,000. Based on the above offering terms and stock trading price on the fund receiving date and effective conversion price determined in accordance with EITF 00-27, the Company recognized beneficial conversion feature of $50,000 as a discount to these promissory notes in addition to deferred loan commission of $58,000. As of June 30, 2004, approximately $130 beneficial conversion feature and $4,826 deferred loan commission were amortized.

NOTE 9 - INCOME TAXES

The income (loss) generated in the United States and China before income taxes in 2002 and 2003, respectively, and the six months ended June 30, 2004, was as follows:

	Years Ended December 31,				Six Months Ended June 30,
	2002		2003		2003		2004
					(Unaudited)		(Unaudited)

Loss in U.S. before income taxes	$(1,681,824	) $	(505,257	) $	(249,800	) $	(1,214,341)
Income in China before income taxes	1,916,355		1,915,816		957,484		937,062

	$234,531		$1,410,559		$707,684		$(277,279)

The income tax provision was as follows:
	Years Ended December 31,		Six Months Ended June 30,
	2002	2003	2003	2004
			(Unaudited)	(Unaudited)
Current
Domestic:
Federal	$-	$-	$-	$-
State	800	800	-	-
Foreign:
China	650,950	650,749	315,970	309,231

	$651,750	$651,549	$315,970	$309,231

Fuhua is subject to taxation under the laws of the PRC based on a tax rate of 33% (30% for the central government and 3% for the local government). Income tax expense in Fuhua consists primarily of statutory central and local income taxes of the PRC based on a pretax income $1,972,577 and $1,971,968 (which excluded employee welfare and bonus expense of $56,222 and $56,152) for the years ended December 31, 2002 and 2003. In the six months ended June 30, 2003 and 2004, income tax expense in Fuhua was $315,970 and $309,231, respectively, based on pre tax income of $957,484 and $937,062, respectively, which was not adjusted for employee welfare and bonus expense. Intra-Asia is subject to the federal and state tax laws of the United States of America.

Fuhua declared dividends of approximately $2,416,305 and $1,208,167 to both U.S and Chinese investors under the laws of the PRC in 2002 and 2003 based on their respective equity interest. Fuhua paid dividends of approximately $253,706 and $289,965 to Neo-Luck in 2002 and 2003, respectively. The Company used proceeds of dividends received of $113,252 and $1,249,000 to repay a portion of stockholder loan payable to Weicheng in 2002 and 2003.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 9 - INCOME TAXES (Continued)

For income tax purposes, the dividends received were taxable income when they were in fact received by Intra-Asia in terms of U.S. tax law. The dividend received by Intra-Asia in 2003 and 2004 after netting against the operating loss incurred by Intra-Asia in 2002 was not subject to a federal income tax under the federal income tax law. Intra-Asia recognized the minimum California income tax of $800 for the years ended December 31, 2002 and 2003, respectively, based on California income tax laws. The Company expects that it will incur the minimum income tax of $800 in 2004, based on California tax law.

The difference between the effective income tax rate and the expected federal statutory rate was as follows:

	Years Ended December 31,		Six Months Ended June 30,
	2002	2003	2003	2004
			(Unaudited)	(Unaudited)

Federal statutory rate	34.0%	34.0%	34.0%	(34.0)%
State taxes, net of federal benefit	5.8	5.8	5.8	(5.8)
Foreign income tax rate reduction	(6.8)	(6.8)	(6.8)	33.0
Permanent difference	70.9	8.5	-	(158.2)
Other	-	-	-	(11.4)
Change in valuation allowance	174.0	4.7	11.6	64.9

Effective income tax rate	277.9%	46.2%	44.6%	(111.5)%

At December 31, 2002 and 2003, Intra-Asia had net operating loss carryforwards of approximately $2.5 million and $1.6 million for federal income tax purposes and $678,000 and $435,000 for state income tax purposes. For federal income tax purposes, the net operating loss will expire through 2023.

Net deferred tax assets consist of the following:

	December 31,		June 30,
	2002	2003	2004
			(Unaudited)

Net operating loss carryforward	$767,000	$595,000	$775,000

	767,000	595,000	775,000
Valuation allowance	(767,000)	(595,000)	(775,000)

Net deferred tax assets	$-	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those net operating losses become deductible. Based upon the business nature of the U.S. operations at December 31, 2001 and 2002, management has concluded that it is uncertain whether Intra-Asia will realize the benefits of these deferred tax assets. Consequently, the Company has provided a full valuation allowance against the gross deferred tax assets.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 10 - COMMITMENTS

Fuhua has a long-term lease agreement with Neo-Luck for the parcel of land upon which the park is built. Pursuant to the lease agreement as amended, with Neo-Luck Group, Fuhua leased a total of 235,860 square meters and Neo-Luck Group is obligated to lease the land during Fuhua's operating period from October 31, 1992 to October 31, 2015, with an option to extend the lease to 2032. The lease agreement was amended on October 31, 2000 to allow for an increase of lease payments. Beginning October 31, 2005, and continuing every fifth-year thereafter for the remainder of the lease term, lease payments will increase by 5%.

Future minimum payments required under land leases that have an initial or a remaining lease term in excess of one year at December 31, 2003 are as follows:

December 31,	Amount

2004	$604,000
2005	609,000
2006	634,000
2007	634,000
2008	634,000
Thereafter	4,493,000

$7,608,000

Intra-Asia is renting an office in the U.S. on a month-by-month basis and the total rental expense for the years ended December 31, 2002 and 2003 was $50,400 and $50,400, respectively, and six months ended June 30, 2004 was $9,000.

NOTE 11 - PROMISSORY NOTE PAYABLE TO VALUERICH, INC.

In connection with the acquisition transaction with Glo-Tech, the Company issued on December 19, 2003 a promissory note of $250,000 payable to ValueRich, Inc. which matures on March 1, 2004 without bearing interest and collateral involved. This note was issued for the consulting services rendered by ValueRich for consummating the Agreement and Plan of Reorganization. Consequently, the Company recorded deferred transaction cost of $250,000 and note payable of $250,000 as of December 31, 2003. In May 2004, the Company wired $150,000 to an escrow account pursuant to an escrow agreement among all relevant parties to solve the undisclosed liabilities on Glo-Tech's book and in June 2004, the Company paid $100,000 directly to ValueRich. The payment of this promissory note was expensed in the period of six months ended June 30, 2004.

NOTE 12 - STOCK WARRANTS OUTSTANDING

The Company did not have any stock options and warrants outstanding as of December 31, 2002. As of December 31, 2003, the Company had stock warrants representing 209,300 shares outstanding with an exercise price of $0.90 per share and weighted average life of approximate 4.75 years. As of June 30, 2004, the Company had stock warrants representing 217,200 shares outstanding with an exercise price of $0.38 per share and weighted average life of approximately 4.15 years.

INTRA-ASIA ENTERTAINMENT CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2003
AND SIX MONTHS ENDED JUNE 30, 2004
(Information for the Six Months Ended June 30, 2003 and 2004 is Unaudited)

NOTE 13 - SUBSEQUENT EVENTS

Subsequent to June 30, 2004, the Company repaid additional principal of $46,020 out of the original $136,045 convertible notes, resulting in principal of $46,410 outstanding as of November 11, 2004.

On September 5, 2004, the Company renewed the shareholder loan agreement with Weicheng for the outstanding balance of $1,322,921 at June 30, 2004. According to the renewal agreement, Weicheng will waive all accrued interest from September 5, 2003 to September 5, 2004. The new terms starts from October 1, 2004 and the mature date will be October 1, 2006 with the total principal due (which could be up to $2 million) and unpaid accrued interest due. The new interest rate is 5% per annum, which is similar to the market interest rate. Regarding the stub period from September 5 to September 30, 2004, the original interest rate of 6% will be applicable and accrued interest will be waived.

UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

On December 19, 2003, Glo-Tech Industries, Inc. (Glo-Tech), a public reporting company established under the laws of the Sate of Nevada, entered into an Agreement and Plan of Reorganization ("the Agreement") with Intra-Asia Entertainment Corporation (Intra-Asia), a private company established under laws of the State of Delaware pursuant to which Glo-Tech would issue 56 million shares of its common stock in exchange for 100% equity interest of Intra-Asia and the existing shareholders at Glo-Tech after acquisition would account for approximately 5,102,218 shares of common stock through a 1-for-5.37 reverse split. As required by the Agreement, on December 19, 2003, Glo-Tech amended its Articles of Incorporation to change the corporation's name to Intra-Asia Entertainment Corporation (Nevada). On January 2, 2004, that reverse stock split was effective. On January 6, 2004, Glo-Tech's stock transfer agent finished the shareholder record transfer and issued the shares to Intra-Asia. Consequently, a Form 8-K was filed on January 6, 2004.

According to Article III, 3.01, (f) of the signed Agreement and Plan of Reorganization, "Glo-Tech agrees that its assets will be of sufficient nature and value so as to pay off all liabilities when required by Intra-Asia without use, sale or pledging any assets of Intra-Asia. This guarantee shall survive the Closing." In line with this Article and the audited balance sheet of Glo-Tech at December 31, 2003, the Closing has been delayed until September 30, 2004.

During the nine months ended September 30, 2004, both Glo-Tech and Intra-Asia have tried their best effort to resolve the liabilities presented on Glo-Tech's balance sheet. As of September 30, 2004, both Glo-Tech and Intra-Asia believe that the identified liabilities on Glo-Tech's balance sheet as of December 31, 2003 have been almost resolved except approximately $22,840 of accounts payable left on the balance sheet as of September 30, 2004. Therefore, both parties agreed that the aforementioned reverse acquisition should be closed.

The aforementioned stock exchange transaction made Intra-Asia (Delaware) a wholly owned subsidiary of Glo-Tech after issuing 56 million shares of Glo-Tech's common stock and resulted in the shareholders of Intra-Asia (Delaware) obtaining a majority voting interest in Glo-Tech. Accounting principals generally accepted in the United State require an assessment of which entity is considered the accounting acquirer when an exchange of stock occurs regardless of the legal form of the acquisition. The factors to consider include which entity's shareholders will own the majority of the voting common stock after the acquisition and the composition of the governing body and the management of the company after the acquisition. Intra-Asia was determined to be the acquirer for accounting purposes. Additionally, when an acquisition takes place between a company with minimal or no operations (a shell company) and an operating company, the transaction is treated as a recapitalization rather than a business combination. As Glo-Tech is considered to be a shell company, the transaction was treated as a recapitalization of Intra-Asia.

The following unaudited pro forma combined financial statements give effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined financial statements which management believes are reasonable. The following unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of Intra-Asia (Nevada) (formerly named Glo-Tech Industries, Inc.) and Intra-Asia (Delaware), which are included in this document.

The following unaudited pro forma combined balance sheet represents the combined financial position of Glo-Tech and Intra-Asia as of June 30, 2004 as if the reverse acquisition occurred on June 30, 2004. The unaudited pro forma combined income statements give effect to the reverse acquisition of Glo-Tech by Intra-Asia assuming that the reverse acquisition took place on January 1, 2003. Consequently, the unaudited pro forma income statements cover the year ended December 31, 2003 and the six months ended June 30, 2004.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Intra-Asia (Delaware) had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

The assumptions and adjustments are as follows:

1.	To remove the cash balance of $150,000 as it was deposited at an escrow account which is held by a third party attorney and was paid to ValueRich on September 3, 2004 based on the canceled note.

2.	To recognize the unamortized discount of 83,333 on convertible notes and additional accrued interest of $10,299.

3.

On May 14, certain shareholders of Glo-Tech, Intra-Asia (Nevada) and Intra-Asia (Delaware) entered into an escrow agreement pursuant to which, two shareholders agreed to deliver 125,000 shares and 509,090 shares of common stock, respectively, and Intra-Asia agreed to deliver $23,000 and deposited $150,000 for the payment to ValueRich. A third party attorney would collect all the proceeds from selling these shares and the proceeds from Intra-Asia (Delaware) to make payments to resolve the liabilities presented on Glo-Tech's book. If there would be any proceeds left after making the necessary payments, the available proceeds would be returned to the shareholders who contributed shares. The net total contribution from two Glo-Tech shareholders and Intra-Asia (Delaware) was $280,000.

4.

To present the repayment of $230,000 to the convertible notes and accrued interest of 30,000 by using the proceeds contributed by shareholders and held by a third part attorney per a signed escrow agreement.

5.	To present the repayment of $50,000 to note payable to a related party by using the proceeds contributed by shareholders.

6.	To eliminate the stock subscription of $56 million as Intra-Asia (Delaware) already presented these 56 million shares on its financial statements.

7.

To eliminate the conversion of note payable of $340,000 at the conversion price of $0.50 per share totaling 680,000 shares of common stock and the amortized beneficial conversion feature of $340,000 as Intra-Asia (Delaware) already accounted for these transactions. Correspondingly, the receivable of $302,800 from Intra-Asia (Delaware) is reversed against additional paid-in capital due to double accounting.

8.	To present the waiver of accounts payable to an officer based on the waiver letter signed by the officer.

9.

To reclassify the remaining balance in equity section into additional paid-in capital in order to present the total amount of equity representing by the 5,102,218 shares held by the existing shareholders at Glo-Tech.

Intra-Asia Entertainment Corporation
(Formerly Glo-Tech Industries, Inc. and Successor of Intra-Asia Entertainment Corporation (Delaware))
Pro Forma Combined Balance Sheet (Unaudited)
June 30, 2004

	Intra-Asia 06/30/04	Glo-Tech 06/30/04		Pro Forma Adjustments	Pro Forma Combined

Assets
Cash	1,143,790	152,200	(1)	(150,000)	1,145,990
Trade accounts receivable	-	-			-
Other receivable	575,669	-			575,669
Inventory	157,063	-			157,063
Prepaid assets	-	-			-
Deferred loan commission	48,784				48,784
Total current assets	1,925,306	152,200			1,927,506

Property, plant, & equipment	35,167,507	-			35,167,507
Receivable from Intra-Asia		302,800	(7)	(302,800)	-
Receivable from shareholders contributions			(3)	280,000	-
			(4)	(230,000)
			(5)	(50,000)
Total other long-term assets	35,167,507	302,800			35,167,507

Total assets	37,092,813	455,000		(452,800)	37,095,013

Liabilities
Short-term bank loans	212,366	-			212,366
Current portion of long-term bank loans	3,861,953	-			3,861,953
Accounts payable	234,671	22,839			257,510
Accounts payable - related party	-	36,085	(8)	(36,085)	-
Accrued liabilities	808,016	19,701	(2)	10,299	808,016
			(4)	(30,000)
Loan payable - related party	-	50,000	(5)	(50,000)	-
Deferred revenue - membership dues	863,346	-			863,346
Staff bonus and welfare fund	68,347	-			68,347
Note payable	-	150,000	(1)	(150,000)	-
Convertible notes	640,156	116,667	(2)	83,333	640,156
			(4)	(200,000)
Stockholder's loan	1,322,921	-			1,322,921
Total current liabilities	8,011,776	395,292			8,034,615

Long-term liabilities
Long-term bank loans	7,776,463	-			7,776,463
Total liabilities	15,788,239	395,292			15,811,078

Minority interest	3,236,593	-			3,236,593

Shareholders' equity
Common stock	56,680	61,782	(6)	(56,000)	61,782
			(7)	(680)
Additional paid-in capital	18,719,804	60,460,075	(3)	280,000	18,694,063
			(6)	(55,944,000)
			(7)	(339,320)
			(7)	(302,800)
			(8)	36,085
			(9)	(4,215,781)
Subscription receivable	-	(56,000,000)	(6)	56,000,000	-
Retained earnings (Accumulated deficit)	3,484,169	(4,462,149)	(2)	(93,632)	3,484,169
			(7)	340,000
			(9)	4,215,781
Translation adjustment	(4,192,672)	-			(4,192,672)
Total shareholders' equity	18,067,981	59,708			18,047,342

Total liabilities and equity	37,092,813	455,000		(452,800)	37,095,013
	-	-		-	-
NOTE: Information of Glo-Tech comes from Form 10-QSB for the six months ended June 30, 2004

Intra-Asia Entertainment Corporation
(Formerly Glo-Tech Industries, Inc. and Successor of Intra-Asia Entertainment Corporation (Delaware))
Pro Forma Combined Statement of Operations (Unaudited)
For the Year Ended December 31, 2003

	Intra-Asia	Glo-Tech		Pro Forma	Pro Forma
	12/31/03	12/31/03		Adjustments	Combined

Amusement park admissions	7,901,621	-			7,901,621
Amusement park food, merchandises & other	2,038,520	8,723			2,047,243
Total revenue	9,940,141	8,723			9,948,864

Operating costs and expenses
Operating expense	3,376,948	-			3,376,948
General and administrative expense	1,500,886	1,294,051		-	2,794,937
Cost of goods sold	695,240	10,203		-	705,443
Depreciation and amortization	1,664,231			-	1,664,231
Loss on disposal of fixed assets	94,467				94,467
Amortization of offering expenses	13,604				13,604
Total operating costs and expenses	7,345,376	1,304,254		-	8,649,630

Income (Loss) from operations	2,594,765	(1,295,531)		-	1,299,234

Interest (expense)	(1,187,096)	(14,743)			(1,201,839)
Other income (expense), net	2,890	-			2,890

Income (Loss) before income taxes	1,410,559	(1,310,274)		-	100,285

Income tax provision	651,549	-		-	651,549

Net income (loss) before appropriate	759,010	(1,310,274)		-	(551,264)

Minority interest in income at subsidiary	198,183	-		-	198,183

Net income attributed to common stock	560,827	(1,310,274)		-	(749,447)

Weighted average outstanding shares		5,102,218	*	56,000,000	61,102,218

Earnings per shares					(0.01)

* It assumes that the issuance of 56 million shares incurred on January 1, 2003

Intra-Asia Entertainment Corporation
(Formerly Glo-Tech Industries, Inc. and Successor of Intra-Asia Entertainment Corporation (Delaware))
Pro Forma Combined Statement of Operations (Unaudited)
For the Six Months Ended June 30, 2004

	Intra-Asia	Glo-Tech		Pro Forma	Pro Forma
	06/30/04	06/30/04		Adjustments	Combined

Amusement park admissions	2,354,632	-		-	2,354,632
Amusement park food, merchandises & other	2,245,389	-			2,245,389
Total revenue	4,600,021	-		-	4,600,021

Operating costs and expenses
Operating expense	1,095,708	-		-	1,095,708
General and administrative expense	1,094,275	-			1,094,275
Cost of goods sold	569,679	-			569,679
Depreciation and amortization	1,113,474	-		-	1,113,474
Offering expenses	-	-			-
Total operating costs and expenses	3,873,136	-		-	3,873,136

Income (Loss) from operations	726,885	-		-	726,885

Interest (expense)	(1,016,369)	(340,117)	(2)	(93,632)	(1,110,118)
			(7)	340,000
Other income (expense), net	-	-			-

Income (Loss) before income taxes	(289,484)	(340,117)		246,368	(383,233)

Income tax provision	309,231	-		-	309,231

Net income (loss) before appropriate	(598,715)	(340,117)		246,368	(692,464)

Minority interest in income of subsidiary	94,175	-			94,175

Net income attributed to common stock	(692,890)	(340,117)		246,368	(786,639)

Weighted average outstanding shares		5,102,218	*	56,160,659	61,262,877

Loss per shares					(0.01)

* It represents the weighted average number of shares outstanding presented on Intra-Asia (Delaware)'s financial statements.